UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.           )
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OSI Pharmaceuticals, Inc.

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May 5, 2006
Dear Stockholders:
      It is a pleasure to invite you to the annual meeting of stockholders of OSI Pharmaceuticals, Inc., which will be held at our new corporate headquarters at 41 Pinelawn Road, Melville, New York 11747, on Wednesday, June 14, 2006, at 10:00 a.m. EST. Information about the matters to be voted upon at the meeting is in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.
      In addition to the matters to be voted upon at the meeting, there will be a presentation on recent developments relating to the Corporation. Specific directions to the meeting may be obtained by calling or writing Ms. Kathy Galante, Senior Director, Corporate Communications, at OSI Pharmaceuticals, Inc., 41 Pinelawn Road, Melville, New York 11747, telephone number (631) 962-2000 or by visiting our website at www.osip.com.
      In order to assure that a quorum is present at the meeting, you are urged to sign and mail the enclosed proxy card at once, even though you may plan to attend in person. You may revoke the proxy granted in the proxy card at any time prior to its being voted by filing with our Secretary either an instrument of revocation or a duly executed proxy card bearing a later date. If you attend the meeting, you may elect to revoke the proxy and vote your shares in person.
      Our Annual Report to Stockholders for the fiscal year ended December 31, 2005 is being distributed to you with the attached Proxy Statement.

Sincerely,

COLIN GODDARD, Ph.D.
Chief Executive Officer

OSI Pharmaceuticals, Inc.	41 Pinelawn Road	Melville, New York 11747	phone 631.962.2000	facsimile 631.752.3880

OSI PHARMACEUTICALS, INC.
41 Pinelawn Road
Melville, New York 11747

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

       Our annual meeting of stockholders will be held at our new corporate headquarters at 41 Pinelawn Road, Melville, New York 11747, on Wednesday, June 14, 2006 at 10:00 a.m. EST, for the following purposes:

(1)	to elect 13 directors;

(2)	to consider and act upon a proposal to amend Sections 2.5 and 2.9 of our Second Amended and Restated Bylaws to permit stockholders under certain circumstances to call special meetings;

(3)	to ratify the appointment of KPMG LLP as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2006; and

(4)	to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.
      The Board of Directors has fixed the close of business on April 21, 2006 as the record date for determining stockholders entitled to notice of and to vote at the meeting. For at least 10 days prior to the meeting date, a complete list of stockholders entitled to vote at the meeting will be open to examination by stockholders for any purpose germane to the meeting during normal business hours at our corporate headquarters at 41 Pinelawn Road, Melville, New York 11747. This list will also be available at and for the duration of the meeting on June 14, 2006.

By Order of the Board of Directors,

BARBARA A. WOOD
Secretary
May 5, 2006
IMPORTANT
      Whether or not you plan to attend the meeting, please sign and date the enclosed proxy and return it in the postage-paid envelope enclosed for your convenience. Returning a proxy will not deprive you of your right to attend the annual meeting and vote your shares in person.

OSI PHARMACEUTICALS, INC.
41 Pinelawn Road
Melville, New York 11747
PROXY STATEMENT
       This Proxy Statement is furnished to the stockholders of OSI Pharmaceuticals, Inc., a Delaware corporation, in connection with the solicitation of proxies by the Board of Directors for use at the annual meeting of stockholders to be held on June 14, 2006, and any adjournment or adjournments thereof. A copy of the Notice of Annual Meeting of Stockholders accompanies this Proxy Statement. It is anticipated that the mailing of this Proxy Statement will commence on or about May 5, 2006.
      Only holders of record of our common stock at the close of business on April 21, 2006, the record date for the meeting, will be entitled to notice of and to vote at the meeting. On the record date, we had issued and outstanding 56,901,316 shares of common stock, which are the only securities that are entitled to vote at the meeting. Each share of common stock is entitled to one vote.
      The presence at the meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of common stock entitled to vote at the meeting will be necessary to constitute a quorum. If a broker that is a record holder of common stock does not return a signed proxy, the shares of common stock held by such broker will not be considered present at the meeting and will not be counted toward establishing a quorum. If a broker that is a record holder of common stock returns a signed proxy, the shares of common stock held by such broker will be considered present at the meeting and will be counted toward establishing a quorum. If a signed proxy is received from a broker that does not have discretionary authority to vote on one or more matters, the proxy will be considered a “broker non-vote” for that matter and will have the effects described in the following paragraph.
      Assuming a quorum is present, the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote on the matter will be required for (i) the election of directors; (ii) the amendment to Sections 2.5 and 2.9 of the OSI Pharmaceuticals, Inc. Second Amended and Restated Bylaws to permit stockholders under certain circumstances to call special meetings; and (iii) the ratification of the appointment of the independent registered public accounting firm for the current fiscal year. With respect to the election of directors, votes withheld from one or more nominees will have the effect of a “no” vote. Abstentions will have the effect of a “no” vote with respect to both the proposal for the amendment to the Bylaws and the ratification of the appointment of the independent registered public accounting firm. Broker non-votes will have no effect on the outcome of the election of directors, the amendment to Sections 2.5 and 2.9 of the Bylaws and the ratification of the appointment of the independent registered public accounting firm.
      Stockholders who execute proxies may revoke them by giving written notice to our Secretary at any time before such proxies are voted. Attendance at the meeting will not have the effect of revoking a proxy unless the stockholder attending the meeting notifies the Secretary, in writing, of the revocation of the proxy at any time prior to the voting of the proxy.
      The Board of Directors does not know of any matter other than the election of directors, the amendment to Sections 2.5 and 2.9 of the Bylaws and the ratification of the appointment of the independent registered public accounting firm for the current fiscal year that is expected to be presented for consideration at the meeting. However, if other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their judgment. All proxies received pursuant to this solicitation will be voted, except as to matters where authority to vote is specifically withheld, and where a choice is specified as to the proposal, in accordance with such specification. If no instructions are given, the persons named in the proxy solicited by the Board of Directors intend to vote (i) FOR the nominees for election as our directors named in this Proxy Statement under the caption “Election of Directors,” (ii) FOR the amendment to Sections 2.5 and 2.9 of the Bylaws and (iii) FOR the ratification of the appointment of KPMG LLP as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2006.

      We will bear the cost of the meeting and the cost of soliciting proxies, including the cost of mailing the proxy materials. In addition to solicitation by mail, our directors, officers and regular employees (who will not be specifically compensated for such services) may solicit proxies by telephone. We have also engaged MacKenzie Partners, Inc. to assist in the solicitation of proxies from stockholders. The cost of such services is expected to be approximately $5,000, plus reimbursement of reasonable out-of-pocket expenses.
VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS
      The following table sets forth certain information as of March 31, 2006 (except where otherwise noted), regarding the beneficial ownership of our common stock by (i) all persons who, to our knowledge, own more than 5% of the outstanding shares of common stock, (ii) each director and nominee for director, (iii) each named executive officer+, and (iv) all current directors and executive officers as a group. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

	No. of Shares of		Percent of
Name and Address	Common Stock		Class(1)

FMR Corp.	7,662,552	(2)	13.5%
82 Devonshire Street
Boston, Massachusetts 02109-6995
Westfield Capital Management Co., LLC	4,054,050	(3)	7.1%
One Financial Center, 24th Floor
Boston, Massachusetts 02111
T. Rowe Price Associates, Inc.	4,290,059	(4)	7.6%
100 E. Pratt Street
Baltimore, Maryland 21202
OrbiMed Advisors LLC	3,089,000	(5)	5.4%
767 Third Avenue, 30th Floor
New York, New York 10017

Michael G. Atieh+	140,057	(6)	*
G. Morgan Browne	98,854	(7)	*
Santo J. Costa	0		*
Colin Goddard, Ph.D.+	444,036	(8)	*
Daryl K. Granner, M.D.	87,527	(9)	*
Robert A. Ingram	133,387	(10)	*
Joseph Klein, III	0
Gabriel Leung+	117,128	(11)	*
Walter M. Lovenberg, Ph.D.	114,933	(12)	*
Anker Lundemose, M.D., Ph.D., D.Sc.+	43,556	(13)	*
Viren Mehta	118,521	(14)	*
David W. Niemiec	0
Herbert Pinedo, M.D., Ph.D.	40,314	(15)	*
Sir Mark Richmond, Ph.D.	82,824	(16)	*
Robert L. Simon+	101,029	(17)	*
Katharine B. Stevenson	22,934	(18)	*
John P. White	58,074	(19)	*
All current directors and executive officers as a group (17 persons)	1,896,114	(20)	3.3%

+	The named executive officers consist of our Chief Executive Officer and our four most highly compensated executive officers for fiscal 2005.

*	Represents ownership that does not exceed 1% of the outstanding shares of our common stock.

(1)	Based on the number of shares of our common stock issued and outstanding on March 31, 2006. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to stock options and warrants currently exercisable, or exercisable within 60 days, are deemed beneficially owned by the person holding such options and warrants. The percent of the outstanding shares of our common stock for any person or group who, as of March 31, 2006, beneficially owned any shares pursuant to options which are exercisable within 60 days of March 31, 2006, is calculated assuming all such options have been exercised in full and adding the number of shares subject to such options to the total number of shares issued and outstanding on March 31, 2006.

(2)	The number of shares is based on information provided in a Schedule 13G/A filed by FMR Corp. with the SEC on February 14, 2006. FMR Corp. indirectly holds the shares on behalf of its direct and indirect subsidiaries, consisting of Fidelity Management & Research Company, Fidelity Management Trust Company, Fidelity Magellan Fund, Strategic Advisers, Inc. and Fidelity International Limited. FMR Corp. has sole dispositive power with respect to all of the shares.

(3)	The number of shares is based on information provided in a Schedule 13G filed by Westfield Capital Management Company, LLC with the SEC on February 13, 2006. Westfield Capital Management Company, LLC has sole dispositive power with respect to all of the shares.

(4)	The number of shares is based on information provided in a Schedule 13G filed by T. Rowe Price Associates, Inc. with the SEC on February 14, 2006. T. Rowe Price Associates, Inc. has sole dispositive power with respect to all of the shares.

(5)	The number of shares is based on information provided in Schedule 13G/A filed by OrbiMed Advisors LLC with the SEC on February 10, 2006. OrbiMed Advisors LLC has shared dispositive power with respect to 2,319,500 shares with OrbiMed Capital LLC, which has shared dispositive power with respect to 769,500 shares. OrbiMed Advisors LLC and OrbiMed Capital LLC indirectly hold the shares on behalf of Caduceus Capital Master Fund Limited, Caduceus Capital II, L.P., UBS Eucalyptus Fund, LLC, PaineWebber Eucalyptus Fund, LLC, HFR SHC Aggressive Fund, Eaton Vance Worldwide Health Sciences Fund and Eaton Vance Variable Trust.

(6)	Includes 111,746 shares that may be acquired at or within 60 days of March 31, 2006, pursuant to the exercise of outstanding options.

(7)	Includes 73,751 shares that may be acquired at or within 60 days of March 31, 2006, pursuant to the exercise of outstanding options. Also includes 400 shares owned by Mr. Browne’s wife, as to which Mr. Browne disclaims beneficial ownership.

(8)	Includes 385,463 shares that may be acquired at or within 60 days of March 31, 2006, pursuant to the exercise of outstanding options.

(9)	Includes 77,082 shares that may be acquired at or within 60 days of March 31, 2006, pursuant to the exercise of outstanding options.

(10)	Includes 117,501 shares that may be acquired at or within 60 days of March 31, 2006, pursuant to the exercise of outstanding options.

(11)	Includes 106,699 shares that may be acquired at or within 60 days of March 31, 2006, pursuant to the exercise of outstanding options.

(12)	Includes 96,251 shares that may be acquired at or within 60 days of March 31, 2006, pursuant to the exercise of outstanding options.

(13)	Includes 28,488 shares that may be acquired at or within 60 days of March 31, 2006, pursuant to the exercise of outstanding options.

(14)	Includes 40,270 shares that may be acquired at or within 60 days of March 31, 2006, pursuant to the exercise of outstanding options.

(15)	Includes 37,847 shares that may be acquired at or within 60 days of March 31, 2006, pursuant to the exercise of outstanding options.

(16)	Includes 79,001 shares that may be acquired at or within 60 days of March 31, 2006, pursuant to the exercise of outstanding options.

(17)	Includes 92,866 shares that may be acquired at or within 60 days of March 31, 2006, pursuant to the exercise of outstanding options.

(18)	Includes 19,444 shares that may be acquired at or within 60 days of March 31, 2006, pursuant to the exercise of outstanding options.

(19)	Includes 38,751 shares that may be acquired at or within 60 days of March 31, 2006, pursuant to the exercise of outstanding options.

(20)	Includes 1,438,753 shares that may be acquired at or within 60 days of March 31, 2006, pursuant to the exercise of outstanding options.
ELECTION OF DIRECTORS
      At the meeting, 13 directors are to be elected, each to hold office (subject to our Bylaws) until the next annual meeting of stockholders and until his or her respective successor has been elected and qualified. The nominees for election to the Board of Directors are named in the table below. If any nominee listed in the table below should become unavailable for any reason, which management does not anticipate, proxies returned by the stockholders will be voted for any substitute nominee selected by the Nominating Committee prior to or at the meeting, or for a motion to reduce the membership of the Board to the number of nominees available. Since June 2005, our Board of Directors has consisted of 10 members. In March 2006, the Board of Directors increased its size up to 13 members. Also in March 2006, the Board of Directors, based on the recommendation of the Nominating Committee, set the slate for the nominees for election which consists of, in addition to the directors standing for re-election, Santo J. Costa, Joseph Klein, III, and David W. Niemiec. Messrs. Klein and Niemiec were recommended for the Nominating Committee’s consideration by a security holder, and Mr. Costa was recommended jointly by the Chairman of the Board and the Chief Executive Officer for consideration. The slate of directors recommended by the Nominating Committee and agreed to by the Board was determined following an assessment by the Nominating Committee of the skill set and experience of the existing Board members and the determination that expanding the Board’s expertise in financial, legal and biotechnology investing matters would be to the benefit of our stockholders. The proxies cannot be voted for a greater number of persons than the number of nominees named which is 13 nominees. In accordance with the new retirement age policy of the Board of Directors described below, Sir Mark Richmond, Ph.D., has advised the Board of his intention to retire as a Director effective January 1, 2007, assuming he is re-elected for an additional term at the meeting. It is the intention of the Board to reduce its size to 12 directors at that time. The information concerning the nominees has been furnished by them to us as of April 10, 2006.

Name	Age	Position(s) with the Corporation

Robert A. Ingram	64	Chairman of the Board
Colin Goddard, Ph.D.	46	Director and CEO
G. Morgan Browne	71	Director
Santo J. Costa	60	Director Nominee
Daryl K. Granner, M.D.	69	Director
Joseph Klein, III	45	Director Nominee
Walter M. Lovenberg, Ph.D.	71	Director
Viren Mehta	56	Director
David W. Niemiec	56	Director Nominee
Herbert Pinedo, M.D., Ph.D.	62	Director
Sir Mark Richmond, Ph.D.	75	Director
Katharine B. Stevenson	43	Director
John P. White	59	Director

Biographical Information
      Robert A. Ingram was appointed Chairman of our Board in January 2003 and is Chairman of our Compensation Committee and Nominating Committee. Mr. Ingram serves as Vice Chairman Pharmaceuticals at GlaxoSmithKline (plc), and previously served as the Chief Operating Officer and President of Pharmaceutical Operations. He began his career in the pharmaceutical industry as a sales representative for the company that would later become Merrell Dow Pharmaceuticals, Inc. He advanced rapidly through sales management at Merrell Dow and into government and public affairs. He left Merrell Dow in 1985 as Vice President of Public Affairs to become Vice President of Government Affairs at Merck & Co., Inc. In 1988, he was promoted to President of Merck Frosst Canada, Ltd. In 1990, Mr. Ingram left Merck to join Glaxo Inc., Glaxo plc’s U.S. subsidiary, as Executive Vice President of Administrative and Regulatory Affairs and assumed a series of increasingly responsible positions, including Group Vice President. He was named Executive Vice President in January 1993, President and Chief Operating Officer in June 1993, President and CEO in March 1994, and Chairman in January 1999. As an Executive Director of Glaxo Wellcome plc, Mr. Ingram held responsibility for operations in North America and Latin America. He was appointed to the global company’s board in May 1995. In October 1997, he became Chief Executive of Glaxo Wellcome with responsibility for worldwide business operations, and added the position of Chairman to his responsibilities. Mr. Ingram graduated from Eastern Illinois University with a B.S. degree in Business Administration. He serves on the board of directors of the Wachovia Corporation, Nortel Networks Corporation (although he is not standing for re-election at the 2006 Annual Shareholder’s Meeting in May 2006), Lowe’s Companies, Inc., Edwards Lifesciences Corporation, Valeant Pharmaceuticals International Corporation, and Allergan, Inc. In addition to his professional responsibilities, Mr. Ingram was asked by former U.S. President George H. Bush to form and chair the CEO Roundtable on Cancer. He also currently serves as Chairman of the board of trustees of the American Cancer Society Foundation, and is a member of numerous other civic and professional organizations. Mr. Ingram is also a frequent speaker at industry, pharmacy and government seminars.
      Colin Goddard, Ph.D., was appointed our Chief Executive Officer in October 1998. He also served as Chairman of our Board from August 2000 to January 2003. He served as our President from September 1997 to September 2000; Executive Vice President and Chief Operating Officer from September 1996 to September 1997; Vice President, Research Operations from April 1995 to September 1996; Vice President, Research Operations, Pharmaceutical Division from December 1993 to April 1995; Director, Pharmaceutical Operations from April 1993 to December 1993; Director, Drug Discovery from April 1992 to April 1993; and Program Manager, Drug Discovery from April 1991 to April 1992. Dr. Goddard joined us as a scientist in January 1989. Dr. Goddard was instrumental in the development of our fully integrated oncology franchise and has led our corporate development, acquisition and financing efforts over the last seven years. Before joining us, Dr. Goddard spent four years at the National Cancer Institute in Bethesda, Maryland. Dr. Goddard serves on the board of BIO (the Biotechnology Industry Organization) and the Long Island Association, along with the cancer charitable organizations, Gilda’s Club of New York and Cancer Care of Long Island. Dr. Goddard is a member of the American Association for Cancer Research. Dr. Goddard trained as a cancer pharmacologist in Birmingham, U.K. receiving his Ph.D. from the University of Aston, Birmingham, U.K. in September 1985 and was honored as a D.Sc. from the State University of New York in 2003 and Hofstra University in 2005. Dr. Goddard has been our director since October 1998.
      G. Morgan Browne has been the President and Trustee of Planting Fields Foundation since January 2005. Mr. Browne was Chief Financial Officer of Cold Spring Harbor Laboratory from January 2001 until his retirement in December 2003 and was Administrative Director from June 1985 until December 2000. Prior to June 1985, Mr. Browne provided management services to a series of scientifically based companies, individually and as an Associate of Laurent Oppenheim Associates, Industrial Management Consultants. He was Chairman and Director of Specialty Composites Corp., Newark, Delaware, and Vice President, Finance and a Director of Lunn Industries, Inc., Wyandanch, New York. Mr. Browne is a graduate of Yale University. He is presently a Director of Harris & Harris Group, Inc. Mr. Browne currently serves on the committee which administers our 401(k) Savings and Investment Plan and is Chairman of OSI Pharmaceuticals Foundation. Mr. Browne became our director in March 1993.

      Santo J. Costa has been Of Counsel at the law firm Maupin Taylor, P.A. since June 2001. Prior to joining Maupin Taylor, Mr. Costa served as President and Chief Operating Officer of Quintiles Transnational Corporation from April 1994 to November 1999. He served as Vice Chairman of Quintiles from December 1999 to May 2001. As President and Chief Operating Officer of Quintiles, Mr. Costa had responsibility for all operating divisions, as well as worldwide business development. Prior to joining Quintiles, Mr. Costa spent 23 years in the pharmaceutical industry. Mr. Costa served as Senior Vice President, Administration and General Counsel of Glaxo Inc. from 1986 to 1993. Prior to joining Glaxo, Mr. Costa was U.S. area counsel for Merrell Dow from 1977 to 1986. Mr. Costa sits on the board of directors of four publicly-traded companies, NPS Pharmaceuticals, Inc., CV Therapeutics Inc., Labopharm Inc., and NeuroMedix Inc. (of which he is Chairman of the board), and two privately-held companies, DigiScripts, Inc. and Constella Group, Inc. Mr. Costa is an adjunct professor in the clinical research program at the Campbell University School of Pharmacy. He also sits on The Duke Cancer Patient Support Program and the Duke University Medical Center Board of Visitors. Mr. Costa received his B.S. in pharmacy and his J.D. from St. John’s University.
      Daryl K. Granner, M.D., has been a professor of Molecular Physiology and Biophysics and of Internal Medicine at Vanderbilt University since July 1984. Dr. Granner served as Chairman of Molecular Physiology/Biophysics at Vanderbilt University from July 1984 to August 1998. From July 1970 to June 1984, he was a professor of Internal Medicine and Biochemistry at the University of Iowa, where he directed the Division of Endocrinology and Diabetes and the Iowa Diabetes Center. Dr. Granner directs the Vanderbilt Diabetes Center and is an acknowledged authority in the mechanism of insulin action and the pathophysiology of diabetes mellitus. He has served on numerous national advisory panels. Dr. Granner served as a scientific consultant to us from January 1992 to December 2002. Dr. Granner has published approximately 500 papers, chapters and reviews with respect to diabetes and other related topics. Dr. Granner has been providing consulting services to our wholly-owned subsidiary, Prosidion Limited, and, since August 2003, has been the Chairman of Prosidion’s Scientific Advisory Board. Dr. Granner has been our director since September 1996.
      Joseph Klein, III, is currently Managing Director of Gauss Capital Advisors, LLC, a financial consulting and investment advisory firm focused on biopharmaceuticals, which he founded in March 1998. Since September 2003, Mr. Klein has also served as a Venture Partner of Red Abbey Venture Partners, LP, a life sciences private equity fund. From September 2001 to September 2002, Mr. Klein was a Venture Partner of MPM Capital, a healthcare venture capital firm. From June 1999 to September 2000 when it merged with WebMD Corporation, Mr. Klein served as Vice President, Strategy for Medical Manager Corporation, a leading developer of physician office management information systems. Mr. Klein serves on the board of directors of four publicly traded biotechnology companies: BioMarin Pharmaceutical Inc., Clinical Data, Inc., Isis Pharmaceuticals, Inc. and NPS Pharmaceuticals, Inc. Mr. Klein received a B.A., summa cum laude, in economics from Yale University and an M.B.A. from the Stanford Graduate School of Business.
      Walter M. Lovenberg, Ph.D., was an Executive Vice President and member of the board of directors of Marion Merrell Dow Inc. from September 1989 through August 1993. Dr. Lovenberg served as President of the Marion Merrell Dow Research Institute from September 1989 to August 1993 and Vice President from September 1986 through August 1989. Dr. Lovenberg has received the Fulbright-Hayes Senior Scholar Award, the Public Health Service Superior Service Award and the Third International Award for Research on Adult Diseases. Dr. Lovenberg has been the President of Lovenberg Assoc. since 1994. Dr. Lovenberg currently serves as a member of the board of directors of Inflazyme Pharmaceuticals, Ltd. Dr. Lovenberg served as a member of the board of directors of Xenometrix, Inc. from May 1992 to March 2001 and CEO of Helicon Therapeutics, Inc. from July 1997 to December 1999. Dr. Lovenberg also has been a director of Helicon and is currently on temporary leave from that position. He is also a director of the following private companies: Merrimack Pharmaceuticals, Inc., and Quantum Bio, Inc. Dr. Lovenberg served as a consultant to us from October 1993 to December 2002. Dr. Lovenberg became our director in March 1994.
      Viren Mehta is the founder and managing member of Mehta Partners, LLC, providing investment, and strategic and financial advice to the global pharmaceutical and biotechnology industries, since January 1998. Mehta Partners, and its predecessor Mehta and Isaly, were strategic and financial advisors to us from April 1995 to December 2002. Dr. Mehta was a partner of Mehta and Isaly from July 1989 to December 1997. He was also a part of the strategic planning team of the International Division of Merck. Dr. Mehta obtained his

Doctor of Pharmacy from the University of Southern California and his MBA in International Finance and Marketing from UCLA. Dr. Mehta advises investors and senior managers in the pharmaceutical and biotechnology industry. Dr. Mehta became our director in November 1999.
      David W. Niemiec is a private equity investor, as well as an Advisor to Saratoga Partners, LP, a middle market private equity firm. Mr. Niemiec was a Managing Director of Saratoga Partners from 1998 to 2001 and, since 2001, has served as an Advisor. He also held various positions at Dillon, Read & Co. Inc. and its successor firm, SBC Warburg Dillon Read, from 1974 to 1998, including Vice Chairman, Chief Administrative Officer and Chief Financial Officer. From 1989 to 1992, Mr. Niemiec was a member of the board of directors of the National Securities Clearing Corporation. Currently, he is a member of the board of directors of Emeritus Corporation, as well as a director and trustee of various Templeton Funds, which are internationally oriented mutual funds of the Franklin Templeton Investments group. Mr. Niemiec received his A.B. from Harvard College and his M.B.A. from Harvard Business School.
      Herbert Pinedo, M.D., Ph.D., has been a Professor of Medical Oncology since May 1979, and President of the VUmC-Cancer Center-Amsterdam from January 2003 to September 2005. Since September 2005, he has been an advisor to the President of the Cancer Center. Dr. Pinedo’s work focuses on translational research, in particular, drug resistance, angiogenesis and immunology. The Cancer Center has a formal collaboration with the John Hopkins Oncology Center, School of Medicine. Dr. Pinedo has received numerous international awards including the prestigious Josef Steiner award. Dr. Pinedo is a member of numerous foundations and boards including the Dutch Cancer Society. He currently serves on the Scientific Advisory Board of a number of pharmaceutical companies. He is a member of the British Royal Society of Medicine and The Royal Netherlands Academy of Science and Arts, where he was chairman of the board of the Medical Division from July 2003 to July 2005. Dr. Pinedo is founder and past director of the New Drug Development Organization-Oncology (NDDO-Oncology) which is located in Amsterdam, The Netherlands. He was the first President of the Federation of European Cancer Societies, and Past President to the European Society of Medical Oncology. Dr. Pinedo is the co-founder of the Annals of Oncology and The Oncologist and is the Co-Editor of Current Opinion in Anticancer Drugs. He serves on numerous editorial boards including Clinical Cancer Research. Dr. Pinedo has authored 630 peer reviewed international publications and more than 120 chapters, invited papers or proceedings. In July 2004, he was nominated vice chairman of the board of the Medical Research Council of The Netherlands. Dr. Pinedo has been decorated by the Netherlands Queen with the prestigious Knight of the Order of the Netherlands Lion. Dr. Pinedo has been our director since June 2004.
      Sir Mark Richmond, Ph.D., is an emeritus senior fellow of University College, London. From November 1993 to February 1996, Dr. Richmond served as the Head of Research and Special Assignments, Research Directorate, at Glaxo Research & Development, Ltd. From August 1981 to October 1990, he was the Vice Chancellor of the University of Manchester, and served as the Chairman of the Science and Engineering Research Council, the leading government funded agency supporting academic research in the United Kingdom from October 1990 to November 1993. Dr. Richmond is a non-executive director of a number of biotechnology companies in Japan and Europe, including Ark Therapeutics Group plc, Cytos Biotechnology AG and Sosei, Ltd., which are public companies. He is also a consultant in the biotechnology and pharmaceutical industries. Dr. Richmond became our director in April 2000.
      Katharine B. Stevenson is Treasurer of Nortel Networks Corporation. She is responsible for all treasury activity for the corporation including treasury operations, corporate and structured finance, credit, risk management, and pension fund management. Her responsibilities include the management of the corporation’s global banking, insurance, and rating agency relationships. She was previously responsible for business development at Nortel, including mergers and acquisitions from August 2002 to July 2005. She joined Nortel in 1995 from JPMorgan Chase & Co. (formerly J.P. Morgan & Co.), a global financial services firm, where she was Vice President, Corporate Finance, based primarily in New York. She had responsibilities in the financial advisory, risk management, bank financing, and corporate finance groups. She is a graduate of Harvard University. She is Chair of the Board of Governors of The Bishop Strachan School, a leading independent day and boarding school for girls, located in Toronto, Canada. She formerly served as Chair, Vice Chair, Treasurer, and Trustee of the Financial Executives International (FEI) Research Foundation. She became our director in May 2005 and is Chair of our Audit Committee.

      John P. White is a partner of Cooper & Dunham LLP, a New York law firm specializing in patent, trademark and related intellectual property matters, and has been associated with the firm since February 1977. Mr. White is a member of numerous professional organizations, both legal and scientific, and has written and lectured extensively on the subject of legal protection for biotechnology. Mr. White has been our director since May 1985.
      The Board of Directors recommends a vote “FOR” the election of each of the nominees for election to the Board of Directors named above.
General Information
      Our directors are elected at the annual meeting of stockholders and hold office (subject to the Bylaws) until the next annual meeting of stockholders and until their successors are elected and qualified. With the exception of Katharine B. Stevenson, Santo J. Costa, Joseph Klein, III and David W. Niemiec, each of the nominees named above was elected as our director at the annual meeting of stockholders held on March 16, 2005. Ms. Stevenson was appointed as a director by the Board of Directors effective May 1, 2005.
Retirement Age Policy for Members of the Board of Directors
      The Board of Directors approved a retirement age policy for members of the Board which will become effective on January 1, 2007. Upon reaching the age of 72, a director is required to submit a letter of resignation to the Chairman of the Board. Upon receipt of a letter of resignation, the Chairman of the Board will refer the letter to the Nominating Committee of the Board for consideration. If the Nominating Committee, in its discretion, believes that there are circumstances which would justify waiver by the Board of the normal retirement age, it will so recommend to the Board, and the Board will promptly consider such recommendation. If the Board, following a recommendation by the Nominating Committee, decides to waive the normal retirement age for a director, such director’s letter of resignation will be deemed to have been withdrawn, and such director shall continue to serve until the next Annual Meeting of Stockholders, assuming that such director is so willing to serve. If the Board fails to act within 30 days following receipt by the Chairman of the Board of the letter of resignation, the letter of resignation shall be deemed to have been accepted as of the 30th day following such receipt. In accordance with the new policy, Sir Mark Richmond, Ph.D., has advised the Board of his intention to retire as a director effective January 1, 2007, assuming he is re-elected for an additional term at the meeting.
Board of Directors Meetings
      The Board of Directors held 16 meetings during the last fiscal year and one meeting held during the three-month transition period ended December 31, 2004. With the exception of Dr. Richmond, who recused himself from a number of meetings due to a conflict of interest as discussed below, none of our directors attended fewer than 75% of the aggregate number of (i) the total number of meetings of the Board of Directors held during the period he or she was a director and (ii) the total number of meetings held by all committees of the Board on which he or she served during the periods that he or she served. Dr. Richmond recused himself from all Board meetings discussing the merger transaction with Eyetech Pharmaceuticals, Inc. in order to avoid a conflict of interest. During the period of such Board meetings, Dr. Richmond served on the Board of Directors of Genentech, Inc., which has a product candidate in development expected to compete with Eyetech’s marketed product. Dr. Richmond attended eight of the eight Board meetings for which he did not have a conflict of interest. He recused himself from one meeting of the Compensation Committee at which the Eyetech transaction was the primary matter discussed and attended nine of the 10 other meetings of the Compensation Committee.
Executive Committee
      The Board of Directors has an Executive Committee, which currently consists of Messrs. Ingram and White, and Drs. Goddard, Lovenberg, Mehta and Richmond. The Executive Committee held one meeting during the last fiscal year and held one meeting during the three-month transition period ended December 31,

2004. The principal function of the Executive Committee is to exercise all the power and authority of the Board of Directors between meetings of the Board of Directors.
Audit Committee
      We have a separately designated standing Audit Committee established in accordance with the rules of the Securities and Exchange Commission and The Nasdaq Stock Market, Inc. The Audit Committee of the Board of Directors currently consists of Ms. Stevenson, Mr. Browne and Dr. Lovenberg. In the opinion of the Board of Directors, each of the members of the Audit Committee is independent within the meaning of Rule 4200 of the Nasdaq Marketplace Rules as currently in effect. The Board of Directors has determined that Ms. Stevenson, the Chair of the Audit Committee, possesses the attributes of an audit committee financial expert under the rules of the SEC and Nasdaq. The Audit Committee held nine meetings during the last fiscal year and two meetings during the three-month transition period ended December 31, 2004.
      The Board of Directors adopted an Audit Committee charter in June 2000. The Board amended the charter in December 2003 in order to comply with new rules established by the SEC and Nasdaq. The Board adopted additional amendments to the charter in December 2004 and March 2006. A copy of the Audit Committee charter, as amended, is included as Appendix A to this Proxy Statement and is currently available to security holders on our website at www.osip.com.
      The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its fiduciary responsibilities to the stockholders, potential stockholders and investment community by overseeing the integrity of our financial statements, including the financial reporting processes, internal accounting and financial controls. In so doing, it is the responsibility of the Audit Committee to foster free and open means of communication between the directors, the independent registered public accounting firm and our financial management. The Audit Committee has the sole authority to, among other things, (i) appoint and dismiss our independent registered public accounting firm, and (ii) approve the amount of fees and other terms of any engagement by us of the independent registered public accounting firm. The Committee’s responsibilities include (i) pre-approving all audit and permitted non-audit services to be performed by the independent registered public accounting firm subject to such procedures as established by the Committee, (ii) obtaining and reviewing, at least annually, a report by the independent registered public accounting firm describing the firm’s internal quality-control procedures and any material issues raised by the most recent internal quality-control or peer review of the firm, (iii) actively engaging in a dialogue with the independent registered public accounting firm with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, (iv) reviewing and approving policies of hiring employees or former employees of the independent registered public accounting firm and (v) reviewing and approving related party transactions. The Audit Committee also oversees the annual and quarterly financial reporting processes by reviewing annual reports on Form 10-K and quarterly reports on Form 10-Q, and discussing with management earnings press releases. The Audit Committee also has responsibilities with respect to compliance matters such as a review of our Code of Conduct, establishment of procedures regarding complaints of accounting, internal accounting controls, or auditing improprieties and investigations of such complaints.
Nominating Committee
      The Board of Directors has a Nominating Committee, which currently consists of Mr. Ingram, Dr. Mehta and Ms. Stevenson. Until February 2006, Mr. White served on the Nominating Committee. In February 2006, the Board accepted Mr. White’s resignation from the Nominating Committee and appointed Ms. Stevenson to the Nominating Committee. In the opinion of the Board of Directors, each of the members of the Nominating Committee is independent within the meaning of Rule 4200 of the Nasdaq Marketplace Rules as currently in effect. A copy of the charter of the Nominating Committee is available to security holders on our website at www.osip.com. The Nominating Committee held two meetings during the last fiscal year and no meetings during the three-month transition period ended December 31, 2004, of which one of the meetings was attended by all members of the nominating committee and the other meeting was attended by two of the three members.

      The principal function of the Nominating Committee is to review and select candidates for nomination to the Board of Directors. The Nominating Committee will consider director candidates recommended by our stockholders. Recommendations with regard to nominees for election to the Board of Directors may be submitted by any stockholder entitled to vote for the election of directors in writing, received by the Secretary at least 45 days prior to the date on which we first mailed our proxy materials for the prior year’s annual meeting of stockholders, or, if we did not have an annual meeting of stockholders in the prior year, 90 days prior to the date of the annual meeting. Each notice of nomination must set forth (i) the name, age, business address and, if known, residence address of each nominee, (ii) the principal occupation or employment of each such nominee, and (iii) the number of shares of our common stock which are beneficially owned by each such nominee.
      In connection with the adoption of the Nominating Committee charter, our Board of Directors established certain minimum qualifications for board members, including being at least 21 years old and possessing (1) the ability to read and understand corporate financial statements, (2) relevant business experience and professional skills, (3) high moral character and personal and professional integrity, and (4) the willingness to commit sufficient time to attend to his or her duties and responsibilities as a director of a public corporation. In addition, the Nominating Committee may consider a variety of other qualities and skills, including (i) expertise in drug research, development and/or commercialization, (ii) the ability to exercise independent decision-making, (iii) the absence of conflicts of interest, (iv) diversity of gender, ethnic background, country of citizenship and experience, and (v) the ability to work effectively with other directors in collectively serving the long-term interests of all stockholders. Nominees must also meet any applicable requirements of SEC regulations, state law, and our charter and bylaws.
      The Nominating Committee has established a process for identifying and evaluating nominees for director. The Nominating Committee will annually assess the qualifications, expertise, performance and willingness to serve of existing directors. If at this time or at any other time during the year the Board of Directors determines a need to add a new director with specific qualifications or to fill a vacancy on the Board, the Chair of the Nominating Committee will then initiate the search, working with staff support and seeking input from other directors and senior management, considering nominees previously submitted by stockholders, and, if deemed necessary or appropriate, hiring a search firm. An initial slate of candidates satisfying the specific qualifications, if any, and otherwise qualifying for membership on the Board, will then be identified and presented to the Nominating Committee by the Committee Chairman. The Nominating Committee will then prioritize the candidates and determine if the Nominating Committee members, other directors or senior management have relationships with the preferred candidates and can initiate contacts. If not, contact would be initiated by a search firm. To the extent feasible, all of the members of the Nominating Committee and the CEO will interview the prospective candidate(s). Evaluations and recommendations of the interviewers will be submitted to the Nominating Committee for final evaluation. The Nominating Committee will meet to consider such recommendations and to approve the final candidate. The Nominating Committee will evaluate all nominees for director, including nominees recommended by a stockholder, on the same basis.
Compensation Committee
      The Board of Directors has a Compensation Committee, which currently consists of Mr. Ingram and Drs. Lovenberg, Mehta and Richmond. In the opinion of the Board of Directors, each of the members of the Compensation Committee is independent within the meaning of Rule 4200 of the Nasdaq Marketplace Rules as currently in effect. The Compensation Committee held nine meetings during the last fiscal year and two meetings during the three-month transition period ended December 31, 2004.
      The Board of Directors has adopted a Compensation Committee charter, which was amended in June 2005. A copy of the charter is included as Appendix B to this Proxy Statement and is currently available to security holders on our website at www.osip.com. Under the charter, the Compensation Committee is authorized to exercise all power and authority of the Board of Directors with respect to the compensation of our employees. The Compensation Committee also administers our stock and other incentive equity plans.

Security Holder Communications with the Board of Directors
      We have established procedures for security holders to communicate directly with the Board of Directors on a confidential basis. Security holders who wish to communicate with the Board or with a particular director may send a letter to the Secretary at OSI Pharmaceuticals, Inc., 41 Pinelawn Road, Melville, New York 11747. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Security Holder-Board Communication” or “Security Holder-Director Communication.” All such letters must identify the author as a security holder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the directors addressed. If a security holder wishes the communication to be confidential, such security holder must clearly indicate on the envelope that the communication is “confidential.” The Secretary will then forward such communication, unopened, to the Chairman of the Board of Directors.
Attendance of Directors at Annual Meetings
      All members of the Board of Directors are strongly encouraged, but not required, to attend our annual meetings of stockholders. At our 2005 Annual Meeting of Stockholders, nine of the 10 directors then in office were in attendance.
OUR EXECUTIVE OFFICERS
      The names and ages of our executive officers and their positions with us are as follows:

Name	Age	Position(s)

Colin Goddard, Ph.D.	46	Chief Executive Officer since October 1998; Chairman of the Board from August 2000 to January 2003; President from September 1997 to September 2000; Executive Vice President and Chief Operating Officer from September 1996 to September 1997; Vice President, Research Operations from April 1995 to September 1996; Vice President, Research Operations, Pharmaceutical Division from December 1993 to April 1995; Director, Pharmaceutical Operations from April 1993 to December 1993; Director, Drug Discovery from April 1992 to April 1993; Program Manager, Drug Discovery from April 1991 to April 1992; Staff Scientist from January 1989 to March 1991.

Michael G. Atieh	52	Executive Vice President, Chief Financial Officer and Treasurer since June 2005; Board member from June 2003 to May 2005; Chairman of Audit Committee from October 2003 to March 2005.

Gabriel Leung	44	Executive Vice President since May 2003; President, (OSI) Oncology since April 2005.

Anker Lundemose, M.D., Ph.D., D.Sc.	44	Executive Vice President and President of (OSI) Prosidion since April 2005; CEO of Prosidion, our wholly-owned subsidiary, since February 2003.

Paul G. Chaney	48	Executive Vice President and President of OSI (Eyetech) since May 2006; Chief Operating Officer of OSI (Eyetech) from November 2005 to April 2006.

Name	Age	Position(s)

Neil Gibson, Ph.D.	50	Vice President and Chief Scientific Officer since September 2005; Vice President, Research from October 2002 to September 2005; Vice President, U.S. Research from August 2001 to October 2002; Senior Director, Cancer Discovery from January 2001 to August 2001.

Robert L. Simon	61	Executive Vice President, Core Development and Manufacturing since April 2005; Vice President, Global Regulatory Affairs and CMC from January 2002 to April 2005.
Barbara A. Wood, Esq.	44	Vice President and General Counsel since April 2001; Secretary since January 2004.
      Set forth below is a biographical description of each executive officer based on information supplied by such executive officer:
      Colin Goddard, Ph.D., see “Election of Directors.”
      Michael G. Atieh joined us as Executive Vice President, Chief Financial Officer and Treasurer in June 2005. He served on our Board from June 2003 to May 2005 and served as Chairman of our Audit Committee from October 2003 to March 2005. He was Group President of Dendrite International Inc. from July 2001 to February 2004. From October 2000 to July 2001, he was Senior Vice President and Chief Financial Officer of Dendrite. Mr. Atieh began his career in July 1975 at Arthur Young & Company (now Ernst & Young). In July 1981, Mr. Atieh joined Merck & Co. Inc. where, from July 1981 to April 1994, he served in a variety of roles including Director of Accounting Standards; Director of Accounting; Director of Investor Relations; Vice President Government Relations; Treasurer; and Vice President, Public Affairs. From April 1994 to December 1998, Mr. Atieh was at the Merck-Medco Managed Care Division of Merck with his last position as Senior Vice President, Sales and Business Development. From January 1999 to October 2000, he was Vice President and General Manager-Medicare Business Initiative of Merck’s U.S. Human Health Division. Mr. Atieh is currently a member of the board of directors and the Audit Committee of ACE Limited.
      Gabriel Leung was appointed our Executive Vice President and President, Oncology Business in May 2003. In April 2005, Mr. Leung was named President of (OSI) Oncology, our oncology business. Prior to joining us, Mr. Leung was Group Vice President of Global Prescription Business at Pharmacia Corporation where he was employed from February 1999 to May 2003 and was a member of the CEO’s Operating Committee from May 2001 to April 2003. He headed Pharmacia’s Global Oncology Franchise where his responsibilities included medical affairs, marketing and sales worldwide in over 80 countries. Mr. Leung also co-chaired the Oncology Development Committee, which oversaw all oncology research and development projects and portfolio strategies. Prior to his employment with Pharmacia, Mr. Leung was at Bristol-Myers Squibb Company where he led the growth of Taxol® and Paraplatin® into the then first and second best-selling chemotherapeutic agents in the United States. Mr. Leung is a pharmacist and trained at the University of Texas at Austin where he earned his B.S. degree with High Honors. He attended graduate school at the University of Wisconsin-Madison where he earned his M.S. degree in Pharmacy, with concentration in pharmaceutical marketing. Mr. Leung is an active member of C-Change, a national initiative chaired by former U.S. President George H. Bush and Mrs. Barbara Bush with the goal of reducing cancer mortality and incidence in the United States. Mr. Leung is also a member of the CEO Roundtable on Cancer, under which he chairs a special task force to design a new R&D paradigm to help expedite oncology drug discovery and development.
      Anker Lundemose, M.D., Ph.D., D.Sc. (Medicine), was named our Executive Vice President and President of (OSI) Prosidion, our diabetes and obesity business, in April 2005. Since February 2003, he has been the CEO of Prosidion, our wholly-owned U.K.-based subsidiary through which our diabetes and obesity business operates. Dr. Lundemose is co-founder of several companies including Symphogen A/ S. He has broad and extensive experience within medical sciences and business obtained from his positions held in both academia and the biotechnology and pharmaceutical industries. Previous positions include CEO of Pantheco A/ S from December 1998 to January 2003; Associate Director, Business Development, Novo Nordisk from October 1997 to November 1998; Manager, Business Development, Novo Nordisk from January 1996 to September 1997; and Head of Diabetes Biology, Novo Nordisk from June 1994 to December 1995. He received an M.D. in 1988 from the University of Aarhus, Denmark and from 1988 to 1992, under sponsorship from The Wellcome Trust, studied a Post Doctorate at University of Birmingham, England. He obtained a Ph.D. degree (Molecular Microbiology) in 1990 and a Doctor of Science degree in 1994, both from University of Aarhus, Denmark. Dr. Lundemose holds a Diploma in “Management of Drug and Device Development” from Scandinavian International Management Institute. He is also a member of the board of directors in Symphogen A/ S.
      Paul G. Chaney was appointed our Executive Vice President and President of OSI (Eyetech), our eye disease business, effective May 1, 2006. Mr. Chaney joined us in November 2005 as Chief Operating Officer of (OSI) Eyetech upon our acquisition of Eyetech. Prior to joining us, Mr. Chaney was Chief Operating Officer of Eyetech since August 2003. Mr. Chaney has more than 25 years of experience in the pharmaceutical industry, including from 1996 to August 2003, serving in various senior management positions at Pharmacia Corporation, a pharmaceutical company acquired by Pfizer Inc. in April 2003, where he was responsible for the launch of several ophthalmic products, including Tecnis®, Xalatan and Xalcom®. More specifically, from July 2002 to August 2003, Mr. Chaney served as Vice President, Global Commercial Operations Ophthalmology Franchise; from May 2001 to June 2002, he served as Vice President, Global Ophthalmology Business; from February 2000 to April 2001, he served as Vice President, Global Pharmaceutical Ophthalmology; from February 1998 to February 2000, he served as Business Director, Ophthalmology, North America; and from February 1996 to February 1998, he served as Director, U.S. Ophthalmology Business. Mr. Chaney received a double B.A. with honors in English and Biological Sciences from the University of Delaware.
      Neil Gibson, Ph.D., was appointed our Vice President and Chief Scientific Officer in September 2005. Prior to this, Dr. Gibson served as our Vice President, Research from October 2002 to September 2005; Vice President of U.S. Research from August 2001 to October 2002; and as Senior Director of Cancer Discovery from January 2001 to August 2001. Prior to joining us, Dr. Gibson served as Director of Cancer Research at Bayer Corporation in West Haven, Connecticut, from May 1997 until January 2001. Prior to May 1997, Dr. Gibson served as a Senior Research Investigator in Pfizer Inc.’s cancer discovery group. Dr. Gibson enjoyed a successful academic career in cancer research, holding various positions at the University of Southern California, the AMC Cancer Research Center in Denver, Colorado, Fox Chase Cancer Center in Philadelphia, Pennsylvania and the National Cancer Institute in Bethesda, Maryland. Dr. Gibson has served on the National Cancer Institute’s Experimental Therapeutics Study Section and has been actively involved with the American Association of Cancer Research. Dr. Gibson received his Ph.D. in cancer pharmacology from the University of Aston in Birmingham, U.K.
      Robert L. Simon was named our Executive Vice President, Pharmaceutical Development and Technical Operations in April 2005. His title was then revised to Executive Vice President, Core Development and Manufacturing. Prior to that, Mr. Simon served as our Vice President of Global Regulatory Affairs and CMC from January 2002 to April 2005. Mr. Simon served with Gilead Sciences, Inc. as Vice President Global Regulatory Affairs from July 2000 to December 2001. Prior to that, Mr. Simon served as Vice President Worldwide Regulatory Affairs at Bristol-Myers Squibb Company from November 1997 to July 2000. At Bristol-Myers Squibb, he was responsible for all Chemistry, Manufacturing and Controls (CMC) regulatory activities worldwide for both marketed products and new drug registration. From January 1987 to October 1997, Mr. Simon held various other regulatory affairs positions at Bristol-Myers Squibb. He was responsible for the filings of numerous U.S. investigational new drugs, new drug applications (NDAs) and supplemental new drug applications, as well as a variety of international dossiers. During his career in regulatory affairs, he was instrumental in the creation of an electronic CMC dossier system capable of providing the CMC sections of worldwide registrational dossiers simultaneously. In addition, he successfully negotiated the approval of the CMC section of the only NDA that required an environmental impact statement. Among other achievements, Mr. Simon established, with the aid of the Food and Drug Administration, an efficient procedure for communication to help expedite the review and approval of the CMC sections of NDAs that are the subject of important new therapies. Mr. Simon holds a B.S. degree in Chemistry from California State University and has had Executive Management training from the Levinson Institute. He also helped co-found the Regulatory Sciences Section of the American Association of Pharmaceuticals Scientists.
      Barbara A. Wood, Esq., was appointed our Vice President and General Counsel in April 2001 and our Secretary in January 2004. Prior to joining us, Ms. Wood was a partner at Squadron, Ellenoff, Plesent and Sheinfeld, LLP, a New York law firm which is now part of Hogan & Hartson LLP, where she commenced her legal career in September 1987. While at Squadron, Ms. Wood specialized in mergers and acquisitions, licensing and securities law matters. She holds a B.A. degree in classics and economics from Connecticut College and a law degree from Columbia Law School where she was a Harlan Fiske Stone Scholar.
EXECUTIVE COMPENSATION
Summary of Compensation
      On December 14, 2004, our Board of Directors approved a change in fiscal year end from September 30 to December 31, effective as of January 1, 2005. The change was implemented to align our operating cycle with that of our principal alliance partners and our industry sector. Accordingly, the information in the following table, providing a summary of all compensation paid or accrued by us for services rendered to our CEO and the named executive officers serving as such at December 31, 2005, is presented for the three-month transition period ended December 31, 2004, in addition to the three most recent fiscal years.
Summary Compensation Table

							Long Term
							Compensation
		Annual Compensation
							Restricted		Securities		All Other
	Period/				Other Annual		Stock		Underlying		Compen-
Name and Principal Position	Year	Salary	Bonus(a)		Compensation		Awards		Options(#)		sation(b)

Colin Goddard, Ph.D.(c)	12/31/05	$610,576	$—		$6,277		$—		49,600		$6,629
Chief Executive Officer	12/31/04	148,077	—		6,021		—		—		—
	9/30/04	547,192	400,000	(d)	5,950		—		50,000		6,177
	9/30/03	528,692	250,000		5,520		—		60,700		6,000

Michael G. Atieh(e)	12/31/05	$234,962	$250,000		$76,511	(f)	$475,950	(g)	157,500	(h)	$2,838
Executive Vice President and	12/31/04	—	—		—		—		—		—
Chief Financial Officer	9/30/04	—	—		—		—		—		—
	9/30/03	—	—		—		—		—		—

Gabriel Leung(i)	12/31/05	$390,251	$160,000		$107,135	(j)	$—		36,430		$6,311
Executive Vice President and	12/31/04	97,192	—		30,043	(k)	—		—		—
President, (OSI) Oncology	9/30/04	360,688	145,000		95,349	(l)	—		26,200		6,165
	9/30/03	118,461	105,000		186,251	(f)	—		182,800	(m)	—

Anker Lundemose, M.D., Ph.D, D.Sc.(n)	12/31/05	$318,763	$136,613		$402,874	(o)	$—		70,000		$33,519
Executive Vice President and	12/31/04	70,148	—		26,957	(p)	—		—		7,015
President, (OSI) Prosidion;	9/30/04	274,528	286,340	(q)	10,501	(r)	—		15,200		9,064
CEO of Prosidion	9/30/03	167,440	—		—		—		—		—

Robert L. Simon	12/31/05	$326,135	$100,000		$144,147	(s)	$—		21,850		$4,954
Executive Vice President, Core	12/31/04	75,385	—		—		—		—
Development and Manufacturing	9/30/04	277,305	100,000		250,318	(t)	—		17,200		5,047
	9/30/03	264,140	71,000		7,030	(u)	—		23,600		6,581

(a)	Prior to 2005, bonuses were paid subsequent to the end of the fiscal year.

(b)	Represents our contributions to the “401(k) Savings and Investment Plan” except with respect to Dr. Lundemose, for whom it represents our contributions to the U.K. pension plan.

(c)	Dr. Goddard served as Chairman of the Board from August 18, 2000 to January 1, 2003.

(d)	Represents year-end bonuses of which half was paid in our common stock.

(e)	Mr. Atieh became Executive Vice President and Chief Financial Officer in June 2005.

(f)	Represents relocation costs.

(g)	Upon employment, Mr. Atieh received 15,000 shares of restricted stock which vest in equal amounts annually over a five year period. The value of the 15,000 shares of restricted stock equaled $420,600 based on the closing price per share of $28.04 as of December 31, 2005. Dividends, if any, are payable on the shares of restricted stock to the same extent as paid on our common stock generally.

(h)	Upon employment, Mr. Atieh received an option to purchase 150,000 shares of common stock.

(i)	Mr. Leung was hired on May 21, 2003.

(j)	Includes $100,773 of relocation costs and $6,362 taxable automobile allowance.

(k)	Includes $24,321 of relocation costs and $5,722 taxable automobile allowance.

(l)	Includes $92,528 of relocation costs and $2,821 taxable automobile allowance.

(m)	Upon employment, Mr. Leung received an option to purchase 150,000 shares of common stock.

(n)	Dr. Lundemose joined Prosidion on February 1, 2003.

(o)	Includes $345,319 related to the acquisition of Prosidion and the exchange of options, $25,865 related to relocation costs, $26,230 related to taxable automobile allowance, and $5,460 related to legal and tax advice.

(p)	Includes $18,825 related to relocation costs, $6,734 related to taxable automobile allowance, and $1,398 related to tax advice.

(q)	Dr. Lundemose’s bonus included $171,512 related to the identification and successful acquisition of certain assets from Probiodrug AG.

(r)	Includes $3,976 related to relocation costs and $6,525 taxable automobile allowance.

(s)	Includes $133,006 related to relocation costs and $11,141 taxable automobile allowance.

(t)	Includes $207,181 related to the assumption of Mr. Simon’s home mortgage, $41,352 related to relocation costs and $1,785 taxable automobile allowance.

(u)	Represents taxable automobile allowance.
Stock Option Grants
      The following table sets forth grants of stock options made during the fiscal year ended December 31, 2005 to each of the named executive officers. For the three-month transition period ended December 31, 2004, there were no grants issued to the named executive officers.
Option Grants in Fiscal Year Ended December 31, 2005

	Individual Grants				Potential Realized Value
					at Assumed Annual Rates
		% of Total			of Stock Price
		Options			Appreciation for Option
		Granted To			Term
	Options	Employees In	Exercise	Expiration
Name	Granted	Fiscal Year	Price	Date	5%	10%

Colin Goddard, Ph.D.(a)	46,960	1.37%	$38.01	6/14/12	$1,122,545	$2,844,750
Michael G. Atieh(b)	7,500	0.22%	$45.60	3/15/15	$215,082	$545,060
Michael G. Atieh(c)	150,000	4.36%	$37.20	5/30/15	$3,509,232	$8,893,083
Gabriel Leung(a)	36,430	1.06%	$38.01	6/14/12	$870,833	$2,206,862
Anker Lundemose, M.D., Ph.D, D.Sc(b)	40,000	1.16%	$48.30	3/08/15	$1,215,024	$3,079,110
Anker Lundemose, M.D., Ph.D, D.Sc(a)	30,000	0.87%	$38.01	6/14/12	$717,129	$1,817,345
Robert L. Simon(a)	21,850	0.64%	$38.01	6/14/12	$418,738	$1,158,713

(a)	Twenty-five percent of the options vest on the first anniversary of the date of grant and the remainder vest pro-rata monthly over the ensuing 36 months.

(b)	Thirty-three percent of the options vest on the first anniversary of the date of grant and the remainder vest pro-rata monthly over the ensuing 24 months.

(c)	Thirty-three percent of the options vest on the first anniversary of the date of grant and the remainder vest pro-rata monthly over the ensuing 48 months.

Exercise of Options
      The following table sets forth (i) certain information relating to options exercised by the named executive officers during the fiscal year ended December 31, 2005 and the three-month transition period ended December 31, 2004, and (ii) the total number of unexercised options and the total value of unexercised in-the-money options at December 31, 2005 and December 31, 2004, for the named executive officers:
Aggregated Option Exercises in Last
Fiscal Year Ended December 31, 2005
and Fiscal Year End Option Values

	Aggregated Option		Number of Securities
	Exercises During		Underlying
	Fiscal Year 2005		Unexercised Options		Value of Unexercised
			At Fiscal Year		In-The-Money Options
	Shares		End(#)		at Fiscal Year End(b)
	Acquired	Value
Name	On Exercise	Realized(a)	Vested	Unvested	Vested	Unvested

Colin Goddard, Ph.D.	36,000	$1,088,078	370,085	79,005	$2,742,456	$—
Michael G. Atieh	—	$—	47,642	167,358	$—	$—
Gabriel Leung	16,067	$622,190	81,842	70,021	$184,783	$69,805
Anker Lundemose, M.D., Ph.D., D.Sc.	—	$—	9,711	75,489	$—	$—
Robert L. Simon	5,000	$224,178	87,208	33,242	$89,562	$—

(a)	Based on the market price of our common stock on the date of exercise less the exercise price.

(b)	Based on the closing sale price of our common stock of $28.04 per share, as reported on the Nasdaq National Market on December 31, 2005, less the exercise price.
Aggregated Option Exercises in
Three-Month Transition Period Ended December 31, 2004
and Fiscal Year End Option Values

	Aggregated Option		Number of Securities
	Exercises During		Underlying
	Transition Period		Unexercised Options		Value of Unexercised
			at December 31,		In-The-Money Options
	Shares		2004(#)		at Transition Period(b)
	Acquired	Value
Name	On Exercise	Realized(a)	Vested	Unvested	Vested	Unvested

Colin Goddard, Ph.D.	25,000	$1,302,540	352,329	85,801	$18,718,409	$2,005,762
Michael G. Atieh	—	$—	26,390	31,110	$1,164,063	$1,313,237
Gabriel Leung	14,800	$989,675	23,146	108,354	$1,061,180	$4,083,128
Anker Lundemose, M.D., Ph.D., D.Sc.	—	$—	—	15,200	$—	$604,200
Robert L. Simon	8,000	$259,697	72,374	31,226	$2,675,606	$645,200

(a)	Based on the market price of our common stock on the date of exercise less the exercise price.

(b)	Based on the closing sale price of our common stock of $74.85 per share, as reported on the Nasdaq National Market on December 31, 2004, less the exercise price.
Compensation of Directors

Annual Retainer Fee
      Drs. Granner, Lovenberg, Mehta, Pinedo and Richmond and Messrs. Browne, Ingram and White and Ms. Stevenson (comprising our non-employee directors) are the only current directors compensated for attendance at Board of Directors’ meetings. Effective January 1, 2003, each non-employee director is paid an annual retainer fee of $50,000. The Chairman of the Board and the Chair of the Audit Committee are paid an additional annual retainer fee of $100,000 and $40,000, respectively, in recognition of their increased responsibility and service. Each other non-employee director who serves as a member of the Audit Committee is paid an additional annual retainer fee of $25,000, and each non-employee director who serves as a member of any other Board committee, but is not a member of the Audit Committee, is paid an additional annual retainer fee of $12,500. Fifty percent of the annual retainer fee earned by each non-employee director is provided to the director in the form of a restricted stock award under the terms of our Amended and Restated Stock Incentive Plan (Stock Incentive Plan). The remaining 50 percent of the director’s annual retainer is payable in equal monthly installments in cash or, at the election of the director, in restricted stock under the Stock Incentive Plan. The number of shares of the restricted stock awards is based on the price of our common stock on the date of grant. Annual restricted stock awards vest in monthly installments over the one-year term for which the award is made. In the event a director’s membership on the Board terminates prior to the end of such term, any unvested portion of the director’s restricted stock award is forfeited. Shares of restricted stock awarded annually cannot be sold or transferred by the director until the first anniversary of the date of grant.
      On April 19, 2006, the Compensation Committee of the Board revised the policy regarding the annual retainer fee, effective June 14, 2006, to provide that the annual retainer fee be paid solely in cash, thereby removing the requirement and option to take any portion of the annual retainer fee in the form of restricted stock. The Compensation Committee also approved a policy, whereby directors are required to increase their ownership of OSI common stock to a value greater than $150,000 by 2010 for current directors and within four years of joining the Board for new directors.

Option Grants and Restricted Stock Awards
      Each non-employee director receives an initial grant of options under the Stock Incentive Plan upon his or her initial election to the Board. Each individual who becomes a director on or after June 14, 2006 will receive an initial option to purchase 25,000 shares of common stock and an award of 8,500 shares of restricted stock or restricted stock units upon his or her initial election to the Board. A restricted stock unit is the right to receive a share of common stock provided certain vesting terms are met. Each individual who became a director on or after January 1, 2003 but prior to June 14, 2006 received an initial option to purchase 50,000 shares of common stock. The current Chairman of the Board received an additional option to purchase 50,000 shares of common stock upon his initial election as Chairman. Future appointees to the position of Chairman of the Board will receive an additional option to purchase 25,000 shares of common stock and an award of 8,500 shares of restricted stock or restricted stock units upon his or her initial election as Chairman.
      In addition to initial equity awards, non-employee directors receive annual equity grants under the Stock Incentive Plan. Effective June 14, 2006, non-employee directors with the exception of the Chairman of the Board will receive an option to purchase 3,000 shares of common stock and an award of 1,500 shares of restricted stock or restricted stock units upon each re-election for a one-year Board term. The Chairman of the Board will receive an option to purchase 6,000 shares of common stock and an award of 3,000 shares of restricted stock or restricted stock units upon re-election for a one-year Board term. Individuals who first became non-employee directors after June 13, 2001 but prior to June 14, 2006 received an option award to purchase 7,500 shares of common stock upon each re-election for a one-year Board term, with the exception of the Chairman of the Board, who received an option award to purchase 15,000 shares of common stock upon each re-election for a one-year term.
      The restricted stock or restricted stock units will vest annually over four years of the date of grant. All initial and annual option awards granted on or after June 14, 2006 will vest one-fourth upon the first anniversary of their date of grant, with the remainder vesting ratably on a monthly basis over the succeeding 36 months. All initial and annual option awards granted on and after January 1, 2003 but prior to June 14, 2006 vested one-third upon the first anniversary of their date of grant, with the remainder vesting ratably on a monthly basis over the succeeding 24 months. The exercise price of all option awards is equal to 100% of the fair market value of the underlying common stock on the date of grant. The option awards granted on or after June 14, 2006 will expire on the seventh anniversary of their respective grant dates, subject to the earlier expiration upon the occurrence of certain events set forth under the terms of the Stock Incentive Plan, and the option awards granted prior to June 14, 2006, expire on the tenth anniversary.

Other Payments
      Dr. Granner was paid $93,750 by our wholly-owned subsidiary, Prosidion, during the year ended December 31, 2005, for services rendered as Chairman of Prosidion’s Scientific Advisory Board and for consulting services to Prosidion. In addition, Dr. Granner received $176,000 during the year ended December 31, 2005, as the result of our purchase of the minority interest in Prosidion and the related conversion of his Prosidion stock. Dr. Granner received no payment during the three-month transition period ended December 31, 2004. We paid Dr. Edwin A. Gee, Ph.D., a former director from the period October 1, 2004 through March 15, 2005, $60,507 during the last fiscal year and $14,997 during the three-month transition period ended December 31, 2004 for services rendered as a general business consultant.
Employment Agreements and Change-in-Control Arrangements

Colin Goddard, Ph.D.
      We entered into an employment agreement, dated as of April 30, 1998, with Colin Goddard, Ph.D. The agreement had a fixed initial term of three years but provides for automatic extensions for additional one-year terms. The agreement provides for a minimum base salary, plus such other amounts, if any, as the Board may from time to time determine. In addition, Dr. Goddard is eligible for incentive bonus compensation and is entitled to receive other customary fringe benefits generally available to our executive employees. The agreement prohibits Dr. Goddard from competing with or becoming engaged in the same business as OSI during the term of employment plus two years thereafter. The agreement also provides Dr. Goddard with severance benefits in the event we terminate his employment other than for cause or due to Dr. Goddard’s death or disability. We will be obligated to continue Dr. Goddard’s salary for the 12 months immediately following the effective date of termination, unless such termination is for cause or due to death or disability. In the event Dr. Goddard terminates his employment due to a change in control of OSI or in the event his title, responsibilities or salary are reduced, Dr. Goddard will be entitled to full payment of his salary for the remaining term of his agreement; however, such payment will not be less than nine months salary. In addition, all outstanding unvested options granted to him will vest and become fully exercisable.

Michael G. Atieh
      Effective May 31, 2005, we entered into an employment agreement with Michael G. Atieh. The employment agreement has a fixed term of three years but provides for automatic extensions for additional one-year terms. The agreement provides for a minimum base salary of $410,000, plus such other amounts, if any, as our Board may from time to time determine. In addition, Mr. Atieh is eligible for an annual incentive bonus with a $250,000 target. Mr. Atieh is entitled to receive other customary fringe benefits generally available to our executive employees. Upon his employment under the agreement, Mr. Atieh received options to purchase 150,000 shares of our common stock, vesting one-third after one year and the balance ratably over the ensuing four years, as well as 15,000 shares of restricted common stock which vest at 20 percent per year over a period of five years. Mr. Atieh also received a relocation package. The agreement also provides Mr. Atieh with severance benefits in the event we terminate his employment, including as a result of a change in control, other than for cause or due to Mr. Atieh’s death or disability. We will be obligated to continue Mr. Atieh’s salary and certain health benefits for the 12 months immediately following the effective date of termination and to provide him with his pro-rata bonus he would have been entitled to receive for the fiscal year in which the termination occurs. In addition, all outstanding unvested options granted to him will vest and become fully exercisable.

Gabriel Leung
      On May 16, 2003, we entered into an employment agreement with Gabriel Leung. The agreement has a fixed term of three years but provides for automatic extensions for additional one-year terms. The agreement provides for a minimum base salary of $350,000, plus such other amounts, if any, as the Board may from time to time determine. In addition, Mr. Leung is eligible for incentive bonus compensation and is entitled to receive other customary fringe benefits generally available to our executive employees. Mr. Leung is also entitled to relocation expenses. The agreement prohibits Mr. Leung from becoming engaged in any activity in which confidential information obtained during the course of his employment would by necessity be disclosed as well as prohibits him from soliciting any customers, prospective or otherwise, or our employees. The agreement also provides Mr. Leung with severance benefits in the event that we terminate his employment, including as result of a change in control, other than for cause or due to Mr. Leung’s death or disability. We will be obligated to continue Mr. Leung’s salary and certain health benefits for the 12 months immediately following the effective date of termination and a pro-rata bonus. In addition, all outstanding unvested options granted to him will vest and become fully exercisable.

Anker Lundemose, M.D., Ph.D, D.Sc.
      On May 1, 2004, Prosidion, entered into an employment agreement with Anker Lundemose, M.D., Ph.D., D.Sc. Such employment agreement was superseded in September 2005 with a service contract The service contract provides for a base salary of £175,000 per annum, plus other such amounts, if any, as our Board may from time to time determine. In addition, Dr. Lundemose is entitled to receive other customary fringe benefits generally available to our executive employees. The service contract also provides that Dr. Lundemose will receive, on an annual basis, options to purchase a number of shares of our common stock to be determined by our Compensation Committee. In the event of a change in control of Prosidion, when we no longer hold the majority of shares of Prosidion, the vesting of Dr. Lundemose’s unvested options will be accelerated. Dr. Lundemose may terminate his employment with Prosidion upon three months’ written notice and in the event that such termination is for good reason (including a change of control of OSI or Prosidion), Dr. Lundemose shall be entitled to 12 months severance pay in cash. In the event that Prosidion terminates his employment, Dr. Lundemose will be entitled to 12 months’ severance pay in cash.

Robert L. Simon
      On December 21, 2001, we entered into an “at-will” letter agreement with Robert L. Simon with respect to his employment with us. The letter agreement provides for a minimum base salary of $257,145. In addition, Mr. Simon is eligible for incentive bonus compensation and is entitled to receive other customary fringe benefits generally available to our executive employees. The letter agreement prohibits Mr. Simon from competing with or becoming engaged in the same business as OSI during the term of employment plus two years thereafter. The letter agreement also provides Mr. Simon with severance benefits in the event we terminate his employment other than for cause. We will be obligated to continue Mr. Simon’s salary for the 12 months immediately following the effective date of termination, unless such termination is for cause. The letter agreement also provides that in the event that we are sold or merged with another company resulting in a change of control and Mr. Simon voluntarily terminates his employment for good reason (as defined in the agreement) within six months after the change in control, Mr. Simon would be entitled to receive from the controlling company his initial annual salary upon employment for a period of 12 months. In September 2005, the letter agreement with Mr. Simon was amended to provide that upon a change of control all outstanding unvested options will vest and become fully exercisable and the payment upon termination within six months following a change of control will include a pro-rated bonus in addition to 12 months salary.
Compensation Committee Interlocks and Insider Participation
      During our fiscal year ended December 31, 2005 and the three-month transition period ended December 31, 2004, the Compensation Committee consisted of Mr. Ingram and Drs. Lovenberg, Mehta and Richmond. Dr. Lovenberg was CEO, and has been a director of Helicon, a company with which we entered into certain licensing agreements and in which we have an ownership interest. For further discussion of Dr. Lovenberg’s related transactions, see the section of this Proxy Statement entitled “Certain Relationships and Related Transactions.”

REPORT OF THE AUDIT COMMITTEE
      The Audit Committee of the Board of Directors consists of Ms. Stevenson, Mr. Browne and Dr. Lovenberg. The Audit Committee (the “Committee”) operates pursuant to a charter approved and adopted by the Board of Directors. The charter is available on the Corporation’s website at www.osip.com and is included as Appendix A to this Proxy Statement. As more fully described in the charter, the primary purpose of the Committee is to assist the Board of Directors in its oversight of the integrity of the Corporation’s financial statements and financial reporting process, the system of internal controls, the audit process, and the performance, qualification and independence of the Corporation’s independent registered public accounting firm.
      The Committee has prepared the following report on its activities with respect to the Corporation’s audited consolidated financial statements for the fiscal year ended December 31, 2005 and the three-month transition period ended December 31, 2004.
      Management is responsible for the preparation, presentation and integrity of the Corporation’s financial statements, the maintenance of appropriate accounting and financial reporting practices and policies, as well as internal controls and procedures designed to provide reasonable assurance that the Corporation is in compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for planning and performing an independent audit of the Corporation’s consolidated financial statements in accordance with auditing standards prescribed by the Public Company Accounting Oversight Board. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States of America. The Committee, on behalf of the Board of Directors, monitors and reviews these processes, acting in an oversight capacity relying on the information provided to it and on the representations made to it by the Corporation’s management, the independent registered public accounting firm and other advisors.
      The Committee held nine meetings during fiscal 2005 and two meetings during the three-month transition period ended December 31, 2004, including meetings with management and the Corporation’s independent registered public accounting firm, at which the Corporation’s quarterly financial statements were reviewed in advance of their public release. Periodically during its meetings, the Audit Committee met in executive sessions (i.e., without management present) with representatives of the Corporation’s independent auditor, and also met in separate executive sessions with the Corporation’s Chief Financial Officer, Chief Compliance Officer and General Counsel.
      The Committee has reviewed and discussed with management the audited consolidated financial statements for the fiscal year ended December 31, 2005 and the three-month transition period ended December 31, 2004. The Committee has also discussed with KPMG LLP, the Corporation’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications.
      The Committee also received written disclosures from KPMG LLP required by Independence Standards Board Standard No. 1, which requires independent registered public accounting firms to communicate to the Committee, in writing, at least annually, all relationships between the independent registered public accounting firm and the Corporation that, in the independent registered public accounting firm’s professional judgment, may reasonably be thought to bear on its independence. The Committee discussed KPMG LLP’s independence with representatives of KPMG LLP, and the Committee accepted KPMG LLP’s report on this matter.
      Based on the reviews and discussions referenced above, the Committee recommended to the Corporation’s Board of Directors, and the Board approved, that the audited consolidated financial statements referred to above be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Katharine B. Stevenson, Chair of the Audit Committee
G. Morgan Browne
Walter M. Lovenberg, Ph.D.

REPORT OF THE COMPENSATION COMMITTEE
      The Compensation Committee of the Corporation’s Board of Directors currently consists of Mr. Ingram and Drs. Lovenberg, Mehta and Richmond, all of whom are independent directors as defined under Nasdaq and SEC rules. It is a part of the responsibility of the Corporation’s Compensation Committee (the “Committee”) to exercise the power and authority of the Board of Directors with respect to the compensation of employees and to administer the Corporation’s stock incentive plans. Consequently, it is the Committee’s responsibility to review compensation levels of members of management and to evaluate the performance of management. The Compensation Committee operates under a written charter adopted by the Board of Directors on January 23, 2004.
Executive Compensation Philosophy
      The Committee’s general philosophy with respect to our executive officers, including the CEO, is that compensation be sufficient to attract, motivate and retain executives of outstanding ability and potential, that the level of compensation relate to both the Corporation’s and the executive officer’s annual performance, and that the compensation be aligned with the stockholders’ interests. The elements of the executive compensation package are base salary, an annual performance-based cash bonus and equity based incentive compensation, such as stock options and/or restricted stock. Much of an executive officer’s compensation is “at risk” in the form of bonus and equity compensation with target levels established by the Committee for each position relative to total cash compensation following a thorough review of industry practices.
      The Committee annually evaluates the performance, and determines the compensation of, our executives based on individual performance and the achievement of our corporate goals. In evaluating the reasonableness of compensation paid to the Corporation’s executive officers, the Committee takes into account how compensation compares to compensation paid by competing companies. In making this determination, the Committee has relied in part on independent surveys of compensation of management of companies in the biotechnology and pharmaceutical areas.
Base Salary
      The Committee reviews the history of, and proposals for, the compensation of each of our executive officers. The Committee believes that the base salaries are appropriate as base compensation to compensate our executive officers for the functions they perform and the responsibilities they have. Base salaries are reviewed annually and may be increased or decreased by the Committee based upon certain factors which include: (1) individual performance; (2) the functions performed by the executive officer; and (3) changes in the compensation peer group in which we compete for executive talent.

Bonuses
      The Committee’s policy of awarding annual bonuses is designed to specifically relate executive pay to company and individual performance. Annual bonuses provide financial reward for the achievement of substantive individual and company objectives and performance. Target bonuses for each grade level are typically set at the beginning of each year. In December 2005, the Committee adjusted the target bonus levels upward based on the results of independent survey data which suggested that the Corporation’s target bonus levels were less than competitive, especially at the senior executive level. As in prior years, the Committee measured the Corporation’s performance and that of each executive officer in fiscal year 2005 against goals established by the Committee under the Corporation’s Annual Business Plan prior to the start of the fiscal year. Based on individual performance and contributions as well as the Corporation’s performance, the Committee awarded the respective executive officers discretionary bonuses that fell within the target ranges established by the Committee prior to the start of the fiscal year, as adjusted to reflect the independent survey data.

Equity Grants
      Equity grants provide an incentive to improve the Corporation’s performance and an incentive to remain employed by the Corporation. The Corporation has traditionally utilized stock options to directly link a portion of an employee’s compensation to stockholders’ interests by providing an incentive to maximize stockholder value. The Corporation’s stock option programs have been broad-based, and all full-time employees received stock option grants in 2005.
      Annual stock option grants for executive officers have been a key element of each executive officer’s total compensation. In awarding stock options, the Committee considers an analysis of stock option awards granted by a peer group of biotechnology companies based on publicly available information. The Committee also takes into account the responsibility of each officer and the existing stock options already held by such officer. In 2005, management recommended stock option grants for the executive officers based on the foregoing criteria, and the Committee reviewed and approved such grants.
      As a result of the adoption of FASB 123R, the Committee has been considering a number of issues related to the role of equity grants in the Corporation’s overall compensation program, including whether the Corporation should substitute the grant of restricted stock for all or a portion of the option grants.

Chief Executive Officer Compensation
      The base salary of Colin Goddard, Ph.D., Chief Executive Officer of the Corporation, for fiscal year 2005 was based on his rights under an employment agreement with the Corporation dated April 30, 1998 (the “Employment Agreement”). The Employment Agreement established a minimum base annual salary based on negotiations between the Board of Directors and Dr. Goddard in connection with his becoming an executive officer of the Corporation. Dr. Goddard’s salary was last raised effective January 1, 2005 to $600,000. Under the Employment Agreement, Dr. Goddard is also eligible for incentive bonus compensation at the discretion of the Board of Directors. Given the performance of the Corporation’s stock in 2005, the Committee concurred with Dr. Goddard’s recommendation that he not receive a 2005 bonus or merit increase to his base salary.

Deductibility of Executive Compensation
      Section 162(m) of the Internal Revenue Code limits the federal income tax deductibility of compensation paid to our five most highly compensated executive officers. Under Section 162(m), we generally may deduct compensation paid to such an officer only to the extent that it does not exceed $1 million during any calendar year or is “performance-based” as defined in Section 162(m). Compensation related to the exercise of stock options issued to executive officers under the OSI Amended and Restated Stock Incentive Plan qualifies as “performance-based” under Section 162(m) and generally is deductible by us. In general, it is the policy of the Compensation Committee to structure executive compensation to qualify for deductibility under Section 162(m) whenever, in the judgment of the Compensation Committee, our best interests and our stockholders are so served.

Robert A. Ingram, Chairman
of the Compensation Committee
Walter M. Lovenberg, Ph.D.
Viren Mehta
Sir Mark Richmond, Ph.D.

STOCK PRICE PERFORMANCE GRAPH
      The following graph presents the cumulative total return of our common stock with the cumulative total return of the Nasdaq Pharmaceutical Index (“Nasdaq Peer Index”) and the Nasdaq National Market Index (“Nasdaq Market Index”) over a five-year period and three-month transition period due to the change in our fiscal year end from September 30 to December 31, based on an assumed investment of $100 on October 1, 2000, in each case assuming reinvestment of all dividends.

	AS OF

Company/Index/Market	9/30/00	9/30/01	9/30/02	9/30/03	9/30/04	12/31/04	12/31/05

OSI PHARMACEUTICALS, INC.	$100.00	46.43	24.24	46.64	87.80	106.93	40.06
NASDAQ PEER INDEX	100.00	61.97	40.19	62.98	63.11	67.76	74.72
NASDAQ MARKET INDEX	100.00	40.97	32.96	50.52	53.56	61.57	62.93

      The following graph presents the cumulative total return of our common stock with the cumulative total return of the Nasdaq Peer Index and the Nasdaq Market Index over a 10-year period and three-month transition period due to the change in our fiscal year end from September 30 to December 31, based on an assumed investment of $100 on October 1, 1995, in each case assuming reinvestment of all dividends.

	AS OF

Company/Index/Market	9/30/95	9/30/96	9/30/97	9/30/98	9/30/99	9/29/00

OSI PHARMACEUTICALS, INC.	$100.00	165.12	202.33	54.07	105.81	1302.33
NASDAQ PEER INDEX	100.00	117.32	120.09	113.44	210.90	460.33
NASDAQ MARKET INDEX	100.00	116.75	158.69	164.91	266.79	364.95

	AS OF

Company/Index/Market	9/30/01	9/30/02	9/30/03	9/30/04	12/31/04	12/30/05

OSI PHARMACEUTICALS, INC.	604.65	315.72	607.44	1143.44	1392.56	521.67
NASDAQ PEER INDEX	285.25	185.00	289.91	290.53	311.90	343.95
NASDAQ MARKET INDEX	149.52	120.30	184.37	195.47	224.71	229.65

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      Dr. Daryl K. Granner, our director, is director of Vanderbilt Diabetes Center, Vanderbilt University. In April 1998, we entered into a Collaborative Research, Option and Alliance Agreement with Vanderbilt University for the discovery and development of drugs to treat diabetes. Under the agreement, we were responsible for providing funding to Vanderbilt to conduct the research program and paying Vanderbilt a percentage of the revenues (milestone and royalty payments) we would have received from any third party which commercializes products resulting from the research program. In October 1999, we paid Vanderbilt a one-time success fee of $500,000 under the terms of the agreement. In July 2003, the agreement with Vanderbilt was assigned to our wholly-owned subsidiary, Prosidion, which operates our diabetes business. In July 2005, Prosidion terminated the agreement with Vanderbilt subject only to certain continued milestone and royalty payments.
      Dr. Granner is Chairman of Prosidion’s Scientific Advisory Board and provides consulting services to Prosidion for an annual fee of $75,000. In April 2005, we purchased all of the outstanding shares held by the minority shareholders of Prosidion, including Dr. Granner, resulting in Prosidion becoming our wholly-owned subsidiary. Pursuant to this transaction, we entered into a Share Purchase Deed Relating to Shares of Prosidion Limited and an Amended and Restated Stock Incentive Plan Stock Award Agreement with Dr. Granner. In connection with the transaction, we agreed to pay Dr. Granner $176,000 in cash for his 11,000 ordinary shares of Prosidion, and Dr. Granner agreed to exchange his rights to 2,000 ordinary shares of Prosidion for 592 shares of our common stock in consideration for his continued service as a member of Prosidion’s Scientific Advisory Board. Dr. Granner received 296 shares of our common stock on October 1, 2005 and will receive the remaining shares on October 1, 2006 provided that his service as a member of the Scientific Advisory Board has not terminated for any reason prior to each such date.
      Dr. Walter M. Lovenberg, our director, was CEO of Helicon until December 1999 and has been a director of Helicon, from which he has taken a temporary leave. In July 1997, we, along with Cold Spring Harbor and Hoffmann-La Roche Inc. formed Helicon. In exchange for approximately 30% of Helicon’s outstanding capital stock, we agreed to perform molecular screening services for Helicon and granted to Helicon a non-exclusive license with respect to certain screening technology. Cold Spring Harbor contributed a royalty-free license to commercialize certain technology in exchange for a portion of Helicon’s outstanding capital stock. The parties entered into various collaborative research and license agreements. Although the collaborations terminated in fiscal 1999, we continued to contribute funds to Helicon during fiscal 2000 and fiscal 2001 on an as-needed basis. Effective as of August 15, 2001, we entered into a new compound screening and technology license agreement to provide molecular screening services to Helicon. Our net investment in Helicon was fully reserved in our consolidated financial statements as of December 31, 2005.
      Mr. John P. White, our director, is a partner of Cooper & Dunham LLP, a New York City law firm specializing in patent, trademark and related intellectual property matters. Cooper & Dunham regularly provides legal services to us. Professional fees paid or accrued by us to Cooper & Dunham in the fiscal year ended December 31, 2005 and the three-month transition period ended December 31, 2004 did not exceed 5% of such law firm’s gross revenues for its last full fiscal year.
      Mr. Santo J. Costa, one of our nominees for director, is of counsel at Maupin Taylor, P.A., a Raleigh, North Carolina law firm. Maupin Taylor has provided services to us since May 2005. Professional fees paid or accrued by us to Maupin Taylor in the fiscal year ended December 31, 2005 were approximately $52,000 and did not exceed 5% of such law firm’s gross revenues for its last full fiscal year. It is not anticipated that further payments will be made to Maupin Taylor.
      In connection with our acquisition of certain assets from Gilead Sciences, Inc. in December 2001, we entered into an agreement with Mr. Robert L. Simon, our Executive Vice President, Core Development and Manufacturing, pursuant to which we assumed Mr. Simon’s $100,000 home purchase loan. This loan pre-dated the July 30, 2002 effective date of the Sarbanes Oxley Act of 2002 and was therefore grandfathered under the provisions that prohibit loans to executives. Under the terms of the loan agreement, 50% of the original principal was to be forgiven over years six to ten of the loan provided that Mr. Simon was continuously employed during the term of the loan. If Mr. Simon had been terminated, the loan would have been due within 90 days from the date of termination. The loan was non-interest bearing unless Mr. Simon’s employment was terminated. In December 2004, in connection with Mr. Simon’s agreement to relocate from Boulder, Colorado to our headquarters in New York, the full amount of the loan was forgiven.
APPROVAL OF AN AMENDMENT TO THE
SECOND AMENDED AND RESTATED BYLAWS
      The Board of Directors has taken action with respect to two corporate governance changes intended to increase stockholder participation concerning major strategic initiatives. Effective as of January 30, 2006, the Board adopted a policy whereby the acquisition of any business with a purchase price in excess of 20 percent of our market capitalization at the time we enter into a definitive agreement for the acquisition will be put to a vote of our stockholders. In addition, the Board proposed an amendment to our Second Amended and Restated Bylaws that allows stockholders holding at least 20 percent of our stock to call a special meeting of stockholders upon 90 days written notice. The Board of Directors authorized the submission of the proposed amendment to our stockholders at the meeting and believes that the adoption of the amendment by our stockholders is in our best interests.
      Sections 2.5 and 2.9 of our Bylaws currently state the following:

Section 2.5. Special Meetings. Special meetings of the stockholders, for any purpose or purposes unless otherwise provided by the Certificate of Incorporation or statute, may be called by the Board of Directors. Stockholders of the Corporation shall not be entitled to call special meetings of stockholders.

Section 2.9. Nominations for Election of Directors and Submission of Proposals.

(a) Nominations for the election of directors at any annual meeting may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Nominations by a stockholder shall be made by notice in writing, delivered or mailed, and received by the Secretary of the Corporation in accordance with paragraph (c). Each notice of nomination submitted by a stockholder shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, and (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee.

(b) Any proposal which a stockholder proposes to make at an annual meeting of stockholders of the Corporation shall be made by notice in writing, containing the text of the proposal and a statement that such stockholder intends to make such proposal at the annual meeting, and which shall be delivered or mailed, and received by the Secretary of the Corporation in accordance with paragraph (c).

(c) Any notice pursuant to paragraph (a) or (b) shall be made at least forty-five days prior to the date on which the Corporation first mailed its proxy materials for the prior year’s annual meeting of stockholders, or, if the Corporation did not have an annual meeting of stockholders in the prior year, ninety days prior to the date of the annual meeting.
      The purpose of the proposed bylaw amendment is to ensure that stockholders have an opportunity to participate in major strategic transactions. The Board proposed that stockholders adopt the following amendment to the Bylaws:

1. Section 2.5 of the Second Amended and Restated Bylaws is hereby amended and restated to read in its entirety as follows:

Section 2.5. Special Meetings. Special meetings of stockholders, for any purpose or purposes unless otherwise provided by the Certificate of Incorporation or by applicable law, may be called by the Board of Directors and shall be called by the Board of Directors at the request in writing of stockholders owning at least twenty percent (20%) in voting power of the Corporation’s capital stock issued and outstanding and entitled to vote generally in the election of directors. Special meetings may not be called by any other person or persons. Any such written request by stockholders that a special meeting be called shall state the purpose or purposes of the proposed meeting. Upon receipt of such written request, the Board of Directors shall fix a date and time for such meeting which such date shall be not later than 90 days after the receipt of such written request. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of meeting.

2. Section 2.9 of the Second Amended and Restated Bylaws is hereby amended by the addition of a new paragraph (d) and restated to read in its entirety as follows:

Section 2.9 Nominations for Election of Directors and Submission of Proposals.

(a) Nominations for the election of directors at any annual meeting may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Nominations by a stockholder shall be made by notice in writing, delivered or mailed, and received by the Secretary of the Corporation in accordance with paragraph (c) below. Each notice of nomination submitted by a stockholder shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, and (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee.

(b) Any proposal which a stockholder proposes to make at an annual meeting of stockholders of the Corporation shall be made by notice in writing, containing the text of the proposal and a statement that such stock holder intends to make such proposal at the annual meeting, and which shall be delivered or mailed, and received by the Secretary of the Corporation in accordance with paragraph (c) below.

(c) Any notice pursuant to paragraph (a) or (b) above shall be made at least 45 days prior to the date on which the Corporation first mailed its proxy materials for the prior year’s annual meeting of stockholders, or, if the Corporation did not have an annual meeting of stockholders in the prior year, 90 days prior to the date of the annual meeting.

(d) In connection with any special meeting of stockholders called at the request of stockholders pursuant to and in accordance with Section 2.5 of these Bylaws, the written request for the special meeting required by Section 2.5 of these Bylaws shall, in the case of the proposed removal and replacement of directors, include the information as to each replacement candidate for director as provided for in paragraph (a) above, and, in the case of any other proposed business, shall contain the information required by paragraph (b) above.
      The Board of Directors deems the above proposal to be in our best interests and recommends a vote “FOR” the amendment to Sections 2.5 and 2.9 of our Second Amended and Restated Bylaws.
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
      KPMG LLP, an independent registered public accounting firm, has audited our consolidated financial statements for over 20 years and the Audit Committee of the Board of Directors desires to continue the services of this firm. In December 2004, we changed our fiscal year end from September 30 to December 31. The Audit Committee retained KPMG LLP for the transition period ending December 31, 2004 and for the new fiscal year that ended on December 31, 2005. The Audit Committee has appointed KPMG LLP to serve as the independent registered public accounting firm to conduct an audit of our consolidated financial statements for the fiscal year ending December 31, 2006.

      Appointment of our independent registered public accounting firm is not required to be submitted to a vote of our stockholders for ratification. However, the Audit Committee has recommended that the Board of Directors submit this matter to the stockholders as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain KPMG LLP, and may retain that firm or another without resubmitting the matter to our stockholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.
Audit and Non-Audit Fees
      The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual consolidated financial statements for the fiscal year ended December 31, 2005, the three-month transition period ending December 31, 2004 and the fiscal year ended September 30, 2004, and fees for other services rendered by KPMG LLP during those periods.

	Fiscal Year		Transition		Fiscal Year
	Ended	% of	Period Ended	% of	Ended	% of
Fee Category:	12/31/05	Total	12/31/04	Total	9/30/04	Total

Audit Fees	1,671,455	81%	115,000	66%	$636,792	73%
Audit-Related Fees	257,000	13%	—		118,000	13%
Tax Fees:
Tax compliance/preparation	70,000	3%	60,000	34%	76,778	9%
Other tax services	57,764	3%	—		46,000	5%

Total Tax Fees	127,764	6%	60,000	34%	122,778	14%

Total Fees	2,056,219	100%	175,000	100%	$877,570	100%

      Audit fees related to services rendered in connection with the annual audit of our consolidated financial statements, the quarterly reviews of consolidated financial statements included in our quarterly reports on Form 10-Q, the UK statutory audits, and the reviews of and other services related to registration statements and other offering memoranda. All of the work was performed by the full-time, permanent employees of KPMG LLP.
      Audit-related fees consisted primarily of fees for audits of the financial statements of our employee benefit plans and due diligence assistance.
      Tax fees consisted of tax compliance/preparation and other tax services. Tax compliance/preparation consisted of fees billed for professional services related to federal, state, local and international tax compliance. Other tax services consisted of fees billed for other tax consulting including consulting with respect to a merger transaction as well as international tax matters.
      All other fees consisted primarily of miscellaneous services. No portion of these fees related to financial information or operational system design or implementation services.
      On an ongoing basis, management communicates to the Audit Committee specific projects and categories of services for which advance approval of the Audit Committee is required. The Audit Committee reviews these requests and advises management and the independent registered public accounting firm if the Audit Committee approves the engagement of the independent registered public accounting firm for such projects and services. On a periodic basis, the independent registered public accounting firm reports to the Audit Committee the actual spending for such projects and services compared to the approved amounts. The Audit Committee may delegate the ability to pre-approve audit and permitted non-audit services to a sub-committee of the Audit Committee, provided that any such pre-approvals are reported at the next Audit Committee meeting.

      The Audit Committee has considered whether the provision of all other services by KPMG LLP is compatible with maintaining KPMG LLP’s independence and concluded that KPMG LLP is independent based on information provided by KPMG LLP.
      Representatives of KPMG LLP are expected to be available at the meeting to respond to appropriate questions and will be given the opportunity to make a statement if they desire to do so.
      The Board of Directors recommends a vote “FOR” such the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for OSI.
CODE OF CONDUCT
      We have adopted a Code of Conduct which is designed to set the standards of business conduct and ethics and help directors and employees resolve ethical issues. The Code of Conduct applies to all directors and employees, including the Chief Executive Officer, the Chief Financial Officer, the Controller, and other persons performing similar functions. The Code of Conduct covers topics including, but not limited to, conflicts of interest, confidentiality of information, fair dealing with customers, suppliers and competitors, and compliance with laws, rules and regulations. The purpose of the Code of Conduct is to ensure to the greatest possible extent that our business is conducted in a consistently legal and ethical manner. Employees may submit concerns or complaints regarding ethical issues on a confidential basis to our ethics line, by means of a toll-free telephone call, or to any member of our Compliance Committee. All concerns and complaints are investigated by the Audit Committee of the Board of Directors (in the case of financial, accounting or auditing improprieties) or members of the Compliance Committee, which is comprised of members of senior management.
      A copy of the Code of Conduct is available, without charge, on our website at www.osip.com or by requesting it from our Secretary at OSI Pharmaceuticals, Inc., 41 Pinelawn Road, Melville, New York 11747 or by calling (631) 962-2000. Any amendments to, or waivers from, a provision of the Code of Conduct that apply to our directors and executive officers must be approved by the Board of Directors. We will publicly disclose any such waivers or amendments pursuant to the requirements of the SEC and Nasdaq.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10 percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10 percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
      Based solely on our review of such forms received by us, or written representations from certain reporting persons that no Forms 5 were required for such persons, we believe that, during the fiscal year ended December 31, 2005 and the three-month transition period ended December 31, 2004, all filing requirements applicable to our officers, directors and greater than 10 percent beneficial owners were complied with except for holdings of certain current reporting persons, Messrs. Gibson, Leung and Simon and Ms. Wood, and former reporting persons, Mr. Robert Van Nostrand, Ms. Linda Amper and Dr. Nicole Onetto. Each of these persons submitted late Forms 4 filings on December 3, 2004 as a result of our grant of 10 shares of our common stock to each employee upon the FDA approval of Tarceva® on November 18, 2004. Each late filer is currently or was employed by us during the last fiscal year or three-month transition period ended December 31, 2004.
STOCKHOLDER PROPOSALS
      Stockholders who intend to submit proposals to be included in our Proxy Statement for the Annual Meeting of Stockholders to be held in 2007 must submit their proposals to the Secretary at OSI Pharmaceuticals, Inc., 41 Pinelawn Road, Melville, New York 11747 not later than Wednesday, January 3,

2007. Such proposals must relate to matters appropriate for stockholder action and be consistent with regulations of the SEC.
      Stockholders who intend to present proposals at the Corporation’s Annual Meeting of Stockholders to be held in 2007, and not intending to have such proposals included in the Proxy Statement for that meeting must submit their proposal to our Secretary at OSI Pharmaceuticals, Inc., 41 Pinelawn Road, Melville, New York 11747 not later than Monday, March 19, 2007. If notification of a stockholder proposal is not received by the above date, the proposal may not be presented.

By Order of the Board of Directors,

BARBARA A. WOOD
Secretary
May 5, 2006

LIST OF APPENDICES

Appendix

Audit Committee Charter, as amended	A
Compensation Committee Charter, as amended	B
Proxy Card	C

APPENDIX A
OSI PHARMACEUTICALS, INC.
AUDIT COMMITTEE CHARTER
(Amended as of March 15, 2006)
I. Purpose
      The Audit Committee has been established by the Board of Directors to assist the Board in fulfilling its fiduciary responsibilities by overseeing the integrity of the Corporation’s financial statements, the financial reporting processes, internal accounting and financial controls, the annual independent audit of the Corporation’s financial statements, and other aspects of the financial management of the Corporation, including overseeing the establishment and maintenance of processes to assure compliance by the Corporation with all applicable laws, regulations and Corporation policy. In so doing, it is the responsibility of the Audit Committee to foster free and open means of communication between the directors, the independent auditors and the financial management of the Corporation.
      It is the responsibility of the financial management of the Corporation to prepare financial statements in accordance with generally accepted accounting principles and of the independent auditors to audit the annual financial statements. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate or are in compliance with generally accepted accounting principles.

II.	Organization
      The Committee shall consist of at least three members elected by the Board at the first Board meeting following the annual stockholders’ meeting to serve until their successors shall be duly elected and qualified. The Chair of the Committee shall be designated by the Board. The composition of the membership of the Committee shall comply with all applicable statutes and the rules and regulations of the Securities and Exchange Commission (“SEC”) and the Nasdaq Stock Market. Committee members shall not simultaneously serve on the audit committees of more than three other public companies.

III.	Meetings
      The Committee shall meet at such times as it determines, but not less frequently than quarterly. Special meetings may be called by the Chair. As part of its obligation to foster open communications, the Committee shall meet regularly with management and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.

IV.	Authority of Committee
      A. The Committee shall have the sole authority to appoint and dismiss the Corporation’s independent auditors. The independent auditor shall report directly to the Committee.
      B. The Committee shall have the sole authority to approve the amount of fees and other terms of any engagement by the Corporation of the independent auditors.
      C. The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee.
      D. The Committee may request any director, officer or employee of the Corporation or the Corporation’s outside counsel, or independent auditor or other consultant to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.
      E. The Committee may form and delegate authority to a subcommittee of the Committee, consisting of one or more members of the Committee, whenever it deems appropriate.

V.	Responsibilities and Duties
      To fulfill its responsibilities and duties the Committee shall:
      A. Independent Audit and Independent Auditors.

1. Appoint and dismiss the Corporation’s independent auditors.

2. Review and approve the independent auditor’s proposed audit scope, approach, staffing and fees.

3. Pre-approve all audit and permitted non-audit services to be performed by the independent auditors subject to such procedures as may be established by the Committee.

4. At least annually, obtain and review a report by the independent auditors describing the firm’s internal quality-control procedures, any material issues raised by the most recent internal quality-control or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

5. Receive on a periodic basis, not less frequently than annually, from the independent auditors a written statement delineating all relationships between the independent auditors and the Corporation, including each non-audit service provided to the Corporation.

6. Actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors.

7. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, and as amended by Statement on Auditing Standards No. 90, relating to the conduct of the audit.

8. Receive and review with management any management letter provided by the independent auditors and the Corporation’s response to that letter, review with the independent auditors any problems or difficulties the auditors may have encountered and any disagreements with management.

9. Discuss with the independent auditor whether it has identified the existence of any issues of the type described in Section 10A of the Securities Exchange Act of 1934 (concerning detection of illegal acts).

10. Review and approve hiring policies for employees or former employees of the independent auditors.
      B. Financial Statement Review.

1. Oversee the annual and quarterly financial reporting processes.

a. The Committee shall review with management and the independent auditors the financial statements and Management’s Discussion and Analysis (“MD&A”) to be included in the Corporation’s Annual Report on Form 10-K prior to filing or distribution, including the applicability of critical accounting policies, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. The Committee shall also discuss the results of the annual audit and any other matter required to be communicated to the Committee by the independent auditors under auditing standards of the Public Company Accounting Oversight Board (United States).

b. The Committee shall review with management the interim financial statements and MD&A to be included in the Corporation’s quarterly reports on Form 10-Q. The Committee shall also discuss the results of the quarterly reviews and any other matters required to be communicated to the Committee by the independent auditors under current regulations and standards.

2. Discuss with management the Corporation’s earnings press releases, including the use of non-GAAP information, as well as financial information and earnings guidance provided to analysts.

3. Obtain and review periodic reports at least annually from management and the independent auditors assessing the effectiveness of the Corporation’s internal control structure and procedures for financial reporting including: (a) all significant deficiencies or material weaknesses in the design or operation of internal controls, and (b) any fraud, whether or not material, that involves management or other employees having a significant role in the internal controls, all significant changes to internal controls, including corrective actions, since the last report to the Committee.
VI. Compliance Matters
      A. Review compliance with the Corporation’s Code of Conduct and its related policies and procedures on a regular basis and review the content of the Code and related policies and procedures from time to time.
      B. Establish procedures for the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.
      C. Review reports and disclosures of insider and affiliated party transactions to be provided periodically, and not less often than annually, by the Corporation’s general counsel. The Committee’s approval shall be required for all related party transactions which are required to be disclosed pursuant to SEC Regulation S-K, Item 404.
      D. Review with the Corporation’s counsel legal and regulatory matters that may have a material impact on the Corporation’s financial statements.
      E. Review and discuss guidelines and policies by which the Corporation undertakes risk assessment and risk management.
VII. Reports
      A. Prepare the report required by the rules of the SEC to be included in the Corporation’s proxy statement.
      B. Review and reassess the adequacy of this charter annually and submit any recommended changes to the Board for approval.
      C. Conduct an evaluation of the Committee’s performance at least annually.
      D. The Chair of the Committee shall regularly report to the Board regarding the Committee’s actions.

APPENDIX B
OSI PHARMACEUTICALS, INC.
COMPENSATION COMMITTEE CHARTER
(Amended as of June 15, 2005)
Purpose
      The Compensation Committee is appointed by the Board of Directors to review and approve the Corporation’s compensation and benefit programs.
Committee Membership
      The Committee will be composed of at least three directors. All members of the Committee shall satisfy the definition of “independent” under the listing standards of The Nasdaq Stock Market (“Nasdaq”). The Committee members will be appointed by the Board and may be removed by the Board in its discretion. The Chairman of the Committee will be designated by the Board. The Committee shall have the authority to delegate any of its responsibilities to one or more subcommittees as the Committee may from time to time deem appropriate. Each such subcommittee shall consist of one or more members of the Committee. The Committee shall also have the authority to delegate any of its administrative or other responsibilities to executive officers or other employees of the Corporation where such delegation is consistent with applicable law and Nasdaq listing standards.
Meetings
      The Committee shall meet as often as its members deem necessary to perform the Committee’s responsibilities.
Committee Authority and Responsibilities
      The Committee shall:

•	evaluate the performance of the Chief Executive Officer in light of the Corporation’s goals and objectives and determine the Chief Executive Officer’s compensation based on this evaluation and such other factors as the Committee shall deem appropriate;

•	approve all salary, bonus, and long-term incentive awards for executive officers;

•	approve the aggregate amounts and methodology for determination of all salary, bonus, and long-term incentive awards for all employees other than executive officers;

•	review and recommend equity-based compensation plans to the full Board and approve all grants and awards thereunder;

•	review and approve changes to the Corporation’s equity-based compensation plans other than those changes that require shareholder approval under the plans, the requirements of the Nasdaq Stock Market and/or any applicable law;

•	review and recommend to the full Board changes to the Corporation’s equity-based compensation plans that require shareholder approval under the plans, the requirements of the Nasdaq Stock Market and/or any applicable law;

•	review and approve changes in the Corporation’s retirement, health, welfare and other benefit programs that result in a material change in costs or the benefit levels provided;

•	administer the Corporation’s equity-based compensation plans; and

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•	approve the annual Committee report on executive compensation for inclusion in the Corporation’s proxy statement.
      The Committee will have the authority, to the extent it deems necessary or appropriate, to retain compensation consultants and other professional advisors to assist it in carrying out its responsibilities. The Corporation will provide for appropriate funding, as determined by the Committee, for payment of the fees and expenses of any advisors retained by the Committee.
      The Committee will make regular reports to the Board and will propose any necessary action to the Board. Such reports shall provide information with respect to any delegation of authority by the full Committee to a subcommittee, to management, or to third parties.
      The Committee will review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.
      The Committee will annually evaluate the Committee’s own performance and provide a report on such evaluation to the Board.

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APPENDIX C
OSI PHARMACEUTICALS, INC.
PROXY
ANNUAL MEETING OF STOCKHOLDERS, JUNE 14, 2006
This Proxy Is Solicited on Behalf of OSI Pharmaceuticals, Inc.’s
Board of Directors
      The undersigned hereby appoints Colin Goddard, Ph.D. and Michael G. Atieh, and each of them jointly and severally, Proxies, with full power of substitution, to vote, as designated on the reverse side, all shares of Common Stock of OSI Pharmaceuticals, Inc. (the “Corporation”) held of record by the undersigned on April 21, 2006 at the annual meeting of stockholders to be held on June 14, 2006, or any adjournment thereof.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES TO SERVE AS DIRECTORS, “FOR” THE AMENDMENT OF THE OSI PHARMACEUTICALS, INC. SECOND AMENDED AND RESTATED BYLAWS, AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. The shares represented by this Proxy will be voted as specified on the reverse side. IF NO DIRECTION IS GIVEN IN THE SPACES PROVIDED ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” ITEMS 1, 2, AND 3.
(Continued and to be dated and signed on the reverse side.)

OSI PHARMACEUTICALS, INC.
P. O. BOX 11097
NEW YORK, N.Y. 10203-0097
To change your address, please mark this box.     ☐
To include any comments, please mark this box.     ☐

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(Please mark, sign, date and return this proxy in the enclosed postage prepaid envelope.)	☒ Votes MUST be indicated (x) in Black or Blue ink.

1.	Election of Directors (Term to expire at next Annual Meeting)

FOR ALL ☐	WITHHOLD FOR ALL ☐	EXCEPTIONS ☐

Nominees:	Robert A. Ingram, Colin Goddard, Ph.D., G. Morgan Browne, Santo J. Costa, Daryl K. Granner, M.D., Joseph Klein, III, Walter M. Lovenberg, Ph.D., Viren Mehta, David W. Niemiec, Herbert Pinedo, M.D., Ph.D., Sir Mark Richmond Ph.D., Katharine B. Stevenson, John P. White.
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.) THIS PROXY WILL BE VOTED FOR EACH NOMINEE FOR WHOM AUTHORITY TO VOTE IS NOT WITHHELD.
*Exceptions

2.     PROPOSAL TO AMEND THE OSI PHARMACEUTICALS, INC. SECOND AMENDED AND RESTATED BYLAWS to permit stockholders under certain circumstances to call special meetings.

FOR	AGAINST	ABSTAIN
☐	☐	☐
3.     PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP as the independent registered public accounting firm of the Corporation for the fiscal year ending December 31, 2006.

FOR	AGAINST	ABSTAIN
☐	☐	☐
4.     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof and matters incident to the conduct of the meeting.
Please sign exactly as the name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer and affix corporate seal. If a partnership, please sign in partnership name by general partner.

Date	Stock Owner sign here	Co-Owner sign here

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